PROFIT SHARING AND SAVINGS PLAN
              OF REPUBLIC NATIONAL BANK OF NEW YORK

         (As Amended and Restated as of January 1, 1989)

                 PROFIT SHARING AND SAVINGS PLAN
              OF REPUBLIC NATIONAL BANK OF NEW YORK



                          INTRODUCTION


          Republic National Bank of New York (the "Company") adopted the Profit Sharing and Savings Plan of Republic National Bank of New York (the "Plan"), effective as of January 1, 1968, which Plan has been amended from time to time since that date.

          The Plan is hereby further amended and restated in its entirety to incorporate prior amendments and to comply with recent changes in applicable law, effective as of January 1, 1989; provided, however, that provisions in the Plan which set forth a different effective date shall be effective as of such different effective date. Notwithstanding the foregoing, the relevant required provisions of Model Amendment IV as set forth in Internal Revenue Service Notice 87-2 are incorporated herein by reference, effective as of January 1, 1987 or such other dates specified therein; such Model Amendment IV provisions shall be effective only for the Plan Years commencing January 1, 1987 and January 1, 1988. Except as otherwise required by applicable law or as otherwise specifically provided herein, any former Employee who had attained his Severance from Service Date prior to the effective date of any amendment of the Plan and is not reemployed thereafter shall be entitled to benefits only in accordance with the provisions of the Plan in effect at his Severance from Service Date.

            The Plan is intended to be a profit sharing plan which complies with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and with Section 401(a) of the Internal Revenue Code of 1986, as amended, in order that the Plan constitute a qualified Plan under the Federal tax laws. The Plan is also intended to be in compliance with Section 404(c) of ERISA. The Plan shall be construed, and all ambiguities shall be resolved, in favor of an interpretation consistent with its tax-qualified status and with the provisions of ERISA.

                            ARTICLE I

                           DEFINITIONS


          The following terms as used herein shall have the following meanings for purposes of the Plan unless the context clearly requires or sets forth a different meaning:

          1.1 "Account Balance" shall mean (i) the total of the balances of a Member's Accounts set forth in Section 5.10
(including earnings thereon determined as of a particular
Valuation Date) and (ii) amounts transferred to the Trust Fund pursuant to Article XI.

          1.2 "Actual Contribution Percentage" shall have the meaning set forth in Section 4.3.

          1.3 "Actual Deferral Percentage" shall have the meaning set forth in Section 4.2.

          1.4 "After-Tax Employee Contributions" shall have the meaning set forth in Section 3.4 of the Plan.

          1.5 "Annual Additions" shall have the meaning set forth in Section 4.4.6.

          1.6 "Approved Absence" shall mean a leave of absence granted by the Employer under rules uniformly applicable to all Employees similarly situated. An Approved Absence shall be granted for such purposes as vacation, military service in the Armed Forces of the United States, layoff or sickness. For purposes of the Plan, an Approved Absence shall not exceed 24 consecutive months from the first date of such absence, or, in the case of a Member in military service of the Armed Forces of the United States, that period during which his re-employment rights are protected by law.

          1.7 "Beneficiary" shall mean (i) any person(s) entitled to receive benefits under Section 9.7 upon the death of a Member or (ii) any person(s) designated by the Member to receive benefits in accordance with Section 9.7 upon the death of a Member.

          1.8 "Board" shall mean the Board of Directors of the Company.

          1.9 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation promulgated thereunder and any comparable provision of future legislation that amends, supplements or supersedes such provision.

         1.10 "Committee" shall mean the Employee Benefits and Compensation Committee appointed pursuant to Article XII of the Plan to administer the Plan.

         1.11  "Company" shall mean Republic National Bank of New
York.

         1.12 "Compensation" shall mean the base salary (excluding bonuses, expense allowances, pension and insurance benefits, fees, overtime and other special payments) which is paid by the Employer to an Employee prior to any authorized Compensation reductions pursuant to Sections 3.1, 3.2 and 3.4 of the Plan or pursuant to the Republic National Bank of New York Flex Fund or pursuant to a nonqualified plan of deferred compensation. Sections 3.1 and 3.4 set forth additional special rules that apply for purposes of determining Compensation under those Sections.

         Notwithstanding the foregoing, subject to Section 401(a)(17) of the Code, effective January 1, 1989, the Compensation earned by the Member for a Plan Year commencing after 1988 that is used to calculate the Member's Compensation shall not exceed $200,000 per Plan Year as adjusted for changes in the cost of living under Section 415(d) of the Code.

             Subject to Section 401(a)(17) of the Code, effective January 1, 1994, the Compensation earned by the Member for a Plan Year commencing after 1993 that is used to calculate the Member's Compensation shall not exceed $150,000 per Plan Year as adjusted by the Cost of Living Adjustment, as defined in the following paragraph.

             The Cost-of-Living Adjustment for any Plan Year shall be the adjustment made under Section 415(d) of the Code for such Plan Year, except that the base period for purposes of Section 415(d)(1)(A) shall be the calendar quarter beginning October 1, 1993.

             If for any Plan Year after 1994, the excess of:

               (a)  $150,000, increased by the Cost-of-Living
          Adjustment for the Plan Year, over

               (b)  the dollar amount in effect under Section
          401(a)(17)(A) of the Code for the Plan Year

is equal to or greater than $10,000, then the $150,000 amount under the Plan's definition of Compensation or Earnings under this Article I (as previously adjusted under this Section) for any subsequent Plan Year shall be increased by the amount of such excess, rounded to the next lowest multiple of $10,000.

         1.13 "Date of Hire" shall mean the first date (after the Employer adopts the Plan) on which an Employee performs an Hour of Service; provided, however, that in the case of a Period of Severance of one year or more, an Employee's Date of Hire shall mean the first date after such Period of Severance on which he completes an Hour of Service.

         1.14 "Defined Benefit Plan Fraction" shall have the meaning set forth in Section 4.4.6(b).

         1.15 "Defined Contribution Plan Fraction" shall have the meaning set forth in Section 4.4.6(d).

         1.16 "Disability" shall mean a disability as a result of which the Member would be considered disabled under the terms of the Republic National Bank of New York Long Term Disability Plan, whether or not such Member elects to be covered by such Plan.

         1.17 "Earnings" means the types of "wages" reported on Form W-2 for purposes of income tax withholding at the source, as defined and modified by Section 1.415-2(d)(11)(ii) of the Treasury Regulations.

            Notwithstanding the foregoing, subject to Section 401(a)(17) of the Code, effective January 1, 1989, the Earnings earned by the Member for a Plan Year commencing after 1988 that is used to calculate the Member's Earnings shall not exceed $200,000 per Plan Year as adjusted for changes in the cost of living under Section 415(d) of the Code.

            Subject to Section 401(a)(17) of the Code, effective January 1, 1994, the Earnings earned by the Member for a Plan Year commencing after 1993 that is used to calculate the Member's Earnings shall not exceed $150,000 per Plan Year as adjusted by the Cost of Living Adjustment, as defined in the last paragraph of Section 1.12.

         1.18  "Effective Date" shall mean January 1, 1968.

            1.19 "Employee" shall mean any person who is employed by the Company or an Employer on a permanent, salaried basis; provided, however, that any such person who is employed outside of the United States, other than an Employee on temporary assignment abroad on behalf of the Employer for a scheduled period of less than five (5) years, shall not be considered an Employee for purposes of the Plan.

         1.20 "Employer" shall mean the Company and any corporation which adopts the Plan with the approval of the Company.

         For purposes of determining the Period of Service for eligibility and vesting and for purposes of the contribution limitation provisions under Article IV and the Top-Heavy provisions of Article VII, "Employer" shall include any business entity which is:

               (a)  a member of a controlled group of
corporations (as defined in Section 414(b) of the Code) in which the Employer is a member;

               (b) a trade or business under common control (as defined in Section 414(c) of the Code) with the Employer;

               (c)  a predecessor employer (as defined in Section
414(a) of the Code);

               (d) a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; or

               (e) any other person, entity or organization which must be aggregated with the Employer pursuant to Section
414(o) of the Code and the regulations thereunder.

         1.21 "Employer Allocation" shall have the meaning set forth in Section 3.3 of the Plan.

            1.22 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA shall include such provision, any valid regulation promulgated thereunder and any comparable provision of future legislation that amends, supplements or supersedes such provision.

         1.23 "Family Member" shall mean an individual described in Section 414(q)(6)(B) of the Code.

         1.24 "Flex Fund" shall mean the Republic National Bank of New York Flex Fund, as amended.

         1.25 "Flex Fund Elective Deferral" shall have the meaning set forth in Section 3.2 of the Plan.

         1.26 "Forfeitures" shall mean the amounts forfeited by Members upon termination of employment prior to full vesting pursuant to Article V of the Plan.

         1.27 "Highly Compensated Employee" shall mean an individual described in Section 4.5 of the Plan.

         1.28 "Hour of Service" shall mean each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer.

            1.29 "Investment Option" shall mean a fund or investment option established pursuant to Article VIII of the Plan.

         1.30  "Key Employee" shall have the meaning set forth in
Section 7.2 of the Plan.

         1.31 "Member" shall mean any Employee included in the Plan as provided in Article II hereof. A Member shall continue to be a Member as long as he has an Account Balance hereunder.

         1.32  "Nonhighly Compensated Employee" shall mean an
Employee of the Employer who is neither a Highly Compensated
Employee nor a Family Member of a Highly Compensated Employee described in Section 414(q)(6)(A) of the Code.

         1.33 "Normal Retirement Age" shall mean a Member's 65th birthday.

         1.34 (a) "One Year Period of Severance" shall mean a twelve-month period beginning on the Severance from Service Date and ending on the first anniversary of such Date during which the Employee fails to perform an Hour of Service.

               (b) For purposes only of determining whether an Employee has incurred a One Year Period of Severance, an Employee who is absent from work for maternity or paternity reasons shall not attain a Severance from Service Date until the second anniversary of the first date of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of a birth of a child of the Employee,
(3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or
(4) for purposes of caring for such child for a period beginning immediately following such birth or placement. This paragraph shall not apply unless such Employee furnishes to the Committee such timely information as the Committee may require to establish that the absence from employment is for the reasons described above and to establish the period for which there was such an absence.

         1.35 "Period of Absence" shall mean an absence from service of 12 months or less, with or without pay, for any reason other than a quit, discharge, retirement or death.

         1.36 (a) "Period of Service" shall mean a period of time commencing on the Employee's Date of Hire and ending on his Severance from Service Date. A Period of Service shall include a
Period of Absence begun within such Period of Service.

               (b) Subject to Sections 5.8 and 5.9, all Periods of Service (and all Periods of Severance which are counted as Periods of Service) shall, if noncontinuous, be aggregated; and less than whole year Periods of Service (whether or not consecutive) shall be aggregated on the basis that 12 months of service equal a one year Period of Service. For purposes of this determination, a Period of Severance shall be counted as a Period of Service if:

                    (i)  an Employee severs from service by
     reason of a quit, discharge or Retirement, and then performs an Hour of Service within 12 months of the Severance from Service Date; or

                   (ii)  an Employee severs from service by
     reason of a quit, discharge or Retirement during a Period of Absence, and then performs an Hour of Service within 12 months of the date on which he was first absent from service.

               (c)  For purposes of this Section 1.36, all
service of an Employee with an Employer shall be considered Periods of Service with the Employer. All service of an Employee with an employer, substantially all of whose business assets were acquired by an Employer which was rendered prior to the date of acquisition shall be considered Periods of Service with the Employer to the extent that such service was recognized as "covered service" under a pension plan maintained by such predecessor employer and provided that the Employer maintains such predecessor pension plan.

               (d)  Notwithstanding the foregoing, a Member's
Period of Service as of January 1, 1989 shall not be less than the service credited to such Member as of such date under the provisions of the Plan in effect on December 31, 1988.

         1.37 "Period of Severance" shall mean the period of time commencing on the Severance from Service Date and ending on the date on which the Employee again performs an Hour of Service.

         1.38  "Personal Contributions" shall mean the
contribution described in Section 3.5 of the Plan.

         1.39  "Plan" shall mean the Profit Sharing and Savings
Plan of Republic National Bank of New York, as amended, which
Plan is designated (in accordance with Section 401(a)(27) of the Code) to be a profit sharing plan.

         1.40  "Plan Year" shall mean the calendar year beginning
January 1 and ending December 31.

         1.41 "Projected Annual Benefit" shall have the meaning set forth in Section 4.4.6(c).

         1.42 "Qualified Nonelective Contributions" shall mean the contributions described in Section 3.6 of the Plan.

         1.43  "Restatement Date" shall mean January 1, 1989.

         1.44 "Retirement" shall mean a Member's retirement on or after the earliest date such Member would be eligible to retire under the terms of the Retirement Plan of Republic
National Bank of New York.

         1.45 "Savings Plus Contributions" shall mean the contributions made in accordance with Section 3.1.

         1.46 (a) "Severance from Service Date" shall mean the earliest of (i) the day on which an Employee quits, retires, is discharged or dies or (ii) the anniversary of the first date of a Period of Absence.

               (b) An Employee who is absent on account of an Approved Absence shall not be considered to have attained a Severance from Service Date as a result of such absence; however, if the Employee does not return to work upon the expiration of such Approved Absence such Employee shall attain his Severance from Service Date upon the earlier of the date such Approved Absence expires or the date which is twelve months after the first day of such Approved Absence.

         1.47  "Top Heavy" shall have the meaning set forth in
Section 7.1 of the Plan.

         1.48 "Trust or Trust Fund" shall mean the trust created under this agreement, of which the Plan forms a part.

         1.49 "Trustee" shall mean the Company, in its capacity as trustee of the Plan, or any successor from time to time acting as trustee of the Plan.

         1.50 "Valuation Date" shall mean the last business day of each quarter of a Plan Year and any other date as of which the Committee determines that valuation of the Trust Fund is necessary or advisable for the operation of the Plan.

                           ARTICLE II

                          PARTICIPATION


          2.1 Eligibility for Participation. (a) Each Employee who is a Member of the Plan as of the Restatement Date shall continue to be a Member of the Plan for all purposes of the Plan as of the Restatement Date.

               (b)  Any Employee other than as described in
Section 2.1(a) shall become a Member on January 1 of the Plan Year immediately following such Employee's Date of Hire; provided, however, that such Member shall not have any Contributions set forth in Article III of the Plan, other than Savings Plus Contributions and/or After-Tax Employee Contributions, made on his behalf under the Plan prior to the first anniversary of such Employee's Date of Hire.

               (c) Subject to Sections 3.2.3, 3.3.2 and 3.6, an Employee shall cease to be eligible to have Contributions made on his behalf under Article III of the Plan upon the Employee's termination of employment with the Employer for any reason. Upon such individual's reemployment by the Employer, the rules with respect to new Members set forth in Section 2.1(b) of the Plan shall apply to such Employee; provided, however, that:

                    (i) If such Employee had met the eligibility requirements set forth in Sections 2.1(a) and 2.1(b) above prior to his incurrence of a Severance from Service Date, then such Employee shall be eligible to have Savings Plus Contributions and/or After-Tax Employee Contributions made on his behalf under the Plan as of the January 1 of the Plan Year immediately following such Employee's date of reemployment and to have other Contributions set forth in
     Article III of the Plan allocated to the relevant Account on his behalf, in accordance with the terms of the Plan, as of the next date that such Contributions are allocated under the Plan following his date of reemployment.

                   (ii)  If such Employee had not met the
     eligibility requirements set forth in Sections 2.1(a) and 2.1(b) above prior to his incurrence of a Severance from Service Date, the following rules shall apply with respect to such Employee upon his reemployment:

                         1.   If such Employee had incurred a
     Period of Severance of less than twelve months, such Employee shall receive Period of Service credit for such Period of Severance in addition to his Period of Service credit accrued prior to this Severance from Service Date.

                         2.   If such Employee had incurred a
     Period of Severance of at least twelve months, such Employee shall, subject to Section 5.9(a), retain his Period of Service credit accrued prior to his Severance from Service Date but shall not receive Period of Service credit for his Period of Severance.

                         3.   Such Employee shall be eligible to
     receive Employer Allocations and/or Flex Fund Elective Deferrals under the terms of the Plan after such Employee shall have completed a twelve month Period of Service as determined under this Section 2.1(c).

               (d) No individual who performs services for an Employer as a leased employee may participate in the Plan. For purposes of this Section (d), "leased employee" shall mean any individual who:

                    (i)  provides services pursuant to an
     agreement between an Employer and any other person or entity
     (hereinafter referred to as "the leasing organization");

                   (ii)  has performed such services for an
     Employer on a substantially full-time basis for a period of at least one year;

                  (iii)  performed services of a type
     historically performed in the business field of an Employer by employees;

                   (iv)  is not a participant in a qualified
     money purchase pension plan maintained by the leasing organization which provides for a nonintegrated employer contribution of at least ten percent (10%) of such person's annual compensation and provides for immediate participation and full and immediate vesting; and

                    (v)  meets such other requirements as may be
     set forth in Section 414(n) of the Code.

Notwithstanding the foregoing, leased employees shall be considered Employees for purposes of the employee benefit requirements set forth in Section 414(n)(3) of the Code.

          2.2 Transferred Bankers Trust Employees. Those employees of Bankers Trust Company who on or about the date of closing of the purchase by the Company of certain banking offices of Bankers Trust Company (hereinafter referred to as the "Purchase Date") became Employees of this Company are eligible for membership under this Plan; such employees are subject, however, to the following provisions:

          (a) Each such Employee's prior period of service with Bankers Trust Company shall be deemed, for purposes of eligibility for Plan membership, to have been performed in the service of this Company;

          (b) Each such Employee is eligible for Plan membership as of such Purchase Date or, if later, the date such Employee first satisfied the requirements of Section 2.1.

          2.3 Williamsburgh Savings Bank Employees. Those Employees who were employees of Williamsburgh Savings Bank on January 1, 1988 are eligible for membership under this Plan as of such date or, if later, the date such Employees first satisfied the requirements of Section 2.1. Notwithstanding anything else in the Plan to the contrary, each such Employee's period of service with Williamsburgh Savings Bank prior to January 1, 1988, shall, for purposes of eligibility for Plan membership and for vesting purposes, be included in such Employee's Period of Service under the Plan.

          2.4 Manhattan Savings Bank Employees. Those Employees who were employees of Manhattan Savings Bank on January 1, 1991 shall become Members under this Plan as of such date or, if later, the date such Employees first satisfied the requirements of Section 2.1. Notwithstanding anything else in the Plan to the contrary, each such Employee's prior period of service with Manhattan Savings Bank shall be deemed, for purposes of eligibility for Plan membership and for vesting purposes, to have been performed in the service of the Company.

             2.5 SafraBank Florida Employees. Those Employees who were employees of SafraBank Florida on November 20, 1992 are eligible for membership under this Plan as of January 1, 1993 or, if later, the date such Employees first satisfied the requirements of Section 2.1. Notwithstanding anything else in the Plan to the contrary, each such Employee's period of service with SafraBank Florida prior to January 1, 1993, shall, for purposes of eligibility for Plan membership and for vesting purposes, be included in such Employee's Period of Service under the Plan. Also, other special rules with respect to such Employees are set forth in Exhibit B attached to the Plan.

             2.6 SafraBank California Employees. Those Employees who were employees of SafraBank California on September 21, 1993 shall become Members under this Plan as of January 1, 1994 or, if later, the date such Employees first satisfied the requirements of Section 2.1. Notwithstanding anything else in the Plan to the contrary, each such Employee's prior period of service with SafraBank California shall be deemed, for purposes of eligibility for Plan membership and for vesting purposes, to have been performed in the service of the Company. Also, other special rules with respect to such Employees are set forth in Exhibit B attached to the Plan.

                           ARTICLE III

                          CONTRIBUTIONS


              3.1 Savings Plus Contributions. Each Member may elect, in accordance with Section 3.1.1, to have the Employer reduce such Member's Compensation for a Plan Year by an amount ranging from one percent (1%) to ten percent (10%) of the Member's annual Compensation and have such amounts contributed to the Member's Savings Plus Account; provided, however, that the sum of a Member's Savings Plus Contributions and After-Tax Employee Contributions may not exceed 15% of the Member's annual Compensation. For purposes of the previous sentence, the Member's Compensation shall be determined as of the September 1 of the Plan Year immediately preceding the Plan Year of the contribution; provided, however, that with respect to the Member's first Plan Year of participation, the Member's Compensation shall be determined as of his Date of Hire, if this date is later than September 1 of the preceding Plan Year. The Committee may, from time to time, in its discretion, modify the percentage of Compensation set forth in the preceding sentence which may be contributed to the Plan pursuant to this Section
3.1. The percentage of Savings Plus Contributions shall be designated in whole percentage points on such form as may be prescribed by the Committee in accordance with Section 3.1.1.
Any contributions under this Section 3.1 shall be credited to the Member's Savings Plus Account and shall be made not later than ninety (90) days from the date such Member would have received his Compensation had he not elected to defer such amounts under this Section.

               3.1.1  Election.  The election pursuant to Section
     3.1 hereof shall be made by an Employee in writing, on such form as may be prescribed by the Committee, prior to his first becoming a Member and, thereafter, during the annual open enrollment period of the Plan Year immediately preceding the Plan Year for which the election is to be effective. Such election shall be deemed to authorize the Employer to make reductions to a Member's Compensation for the purpose of making contributions under Section 3.1.

               3.1.2  Change in Rate of Savings Plus
     Contributions. A Member may elect to have the Employer decrease or increase the rate of Savings Plus Contributions on such Member's behalf for the following Plan Year by filing a notice to that effect with the Committee. The notice pursuant to this Subsection 3.1.2 shall be filed during the annual open enrollment period of the Plan Year immediately preceding the Plan Year with respect to which such change in the rate of Savings Plus Contributions is to be effective.

               3.1.3 Suspension of Savings Plus Contributions. A Member may suspend Savings Plus Contributions for a Plan Year at any time by filing a notice to that effect with the Committee. Such suspension shall become effective as soon as practicable after the notice is received by the Committee. Subject to Section 6.3(b), such Member may resume having Savings Plus Contributions made on his behalf as of the first day of a Plan Year subsequent to such suspension by filing a notice to that effect during the annual open enrollment period with the Committee.

                  3.1.4 No Contingency. No benefits (as described in Section 1.401(k)-1(e)(6)(ii) of the Treasury
     Regulations), other than Matching Contributions (as defined in Section 1.401(k)-1(g)(9) of the Treasury Regulations), Qualified Matching Contributions (as defined in Section 1.401(k)-1(g)(13)(i) of the Treasury Regulations) or any benefit that is provided at the Employee's election under the Flex Fund (or any other such plan as described in Section 125 of the Code) in lieu of an elective deferral under this Plan, may be conditioned upon an Employee's election to defer under Section 3.2 may be conditioned upon an Employee's election to defer under Section 3.1.

          3.2 Flex Fund Elective Deferral. Each Member who has met the eligibility requirements set forth in Section 2.1 of the Plan and who has elected under the Flex Fund to have the Employer contribute an amount to the Plan on the Member's behalf for a Plan Year shall have such amount contributed to the Plan as a Flex Fund Elective Deferral for such Plan Year. Any contributions under this Section 3.2 shall be subject to the provisions of the Flex Fund and shall be credited to the Member's Flex Fund Elective Deferral Account.

               3.2.1  Election.  The election pursuant to Section
     3.2 hereof shall be made by a Member in writing, in accordance with the terms of the Flex Fund.

                    3.2.2 No Contingency. No benefits (as described in Section 1.401(k)-1(e)(6)(ii) of the Treasury
     Regulations), other than Matching Contributions (as defined in Section 1.401(k)-1(g)(9) of the Treasury Regulations),
     Qualified Matching Contributions (as defined in Section
     1.401(k)-1(g)(13)(i) of the Treasury Regulations) or any benefit that is provided at the Employee's election under the Flex Fund (or any other such plan as described in Section 125 of the Code) in lieu of an elective deferral under this Plan, may be conditioned upon an Employee's election to defer under Section 3.2.

               3.2.3 Allocation after Termination of Employment. Notwithstanding the foregoing, a Member whose employment with the Employer terminates for any reason other than death, Disability or Retirement shall not receive a Flex Fund Elective Deferral for the Plan Year in which such termination occurs.

          3.3 Employer Allocations. The Employer may contribute as Employer Allocations to the Trust Fund for each year such amount, if any, as shall be determined by the Board of Directors of the Company in its discretion, but not exceeding the maximum amount which would be deductible by the Employer for such Plan Year for income tax purposes under the provisions of Section 404(a)(3) of the Code. Such payment shall be made before the due date of the Federal Income Tax Return for such Plan Year, including any extensions thereof.

               3.3.1 Method of Allocation. If the Employer makes an Employer Allocation for a Plan Year, such Employer Allocation shall be allocated among the Members of the Plan who are in the employ of the Employer on the last day of the Plan Year and among Members whose death, Disability or Retirement shall have occurred during such Plan Year or who have been granted an Approved Absence during such Plan Year which has not expired as of the last day of the Plan Year. Such allocation shall be credited to the account of each such Member as of the end of such Plan Year in an amount determined by following the steps set forth in Exhibit A attached to the Plan.

               3.3.2 Allocation after Termination of Employment. A Member whose employment with the Employer terminates for any reason other than death, Disability or Retirement shall not be allocated a share of the Employer Allocations of the Employer for the Plan Year in which such termination occurs.

               3.4 After-Tax Employee Contributions. Effective as of January 1, 1991, each Member may elect, in accordance with
Section 3.4.1, to have the Employer reduce such Member's
Compensation for a Plan Year by an amount ranging from one percent (1%) to ten percent (10%) of the Member's annual
Compensation and to have such amounts contributed to the Member's After-Tax Employee Contribution Account; provided, however, that the sum of a Member's Savings Plus Contributions and After-Tax Employee Contributions may not exceed 15% of the Member's annual Compensation. For purposes of the previous sentence, the Member's Compensation shall be determined as of the September 1 of the Plan Year immediately preceding the Plan Year of the contribution; provided, however, that with respect to the Member's first Plan Year of participation, the Member's
Compensation shall be determined as of his Date of Hire, if this date is later than September 1 of the preceding Plan Year. The Committee may, from time to time, in its discretion, modify the percentage of Compensation set forth in the preceding sentence which may be contributed to the Plan pursuant to this Section
3.4. The percentage of After-Tax Employee Contributions shall be designated in whole percentage points on such form as may be prescribed by the Committee in accordance with Section 3.4.1.
Any contributions under this Section 3.4 shall be credited to the Member's After-Tax Employee Contribution Account and shall be made not later than ninety (90) days from the date such Member would have received his Compensation had he not elected to contribute such amounts under this Section.

               3.4.1  Election.  The election pursuant to Section
     3.4 hereof shall be made by a Member in writing, on such form as may be prescribed by the Committee, upon first becoming a Member and, thereafter, during the annual open enrollment period of the Plan Year immediately preceding the Plan Year for which the election is to be effective. Such election shall be deemed to authorize the Employer to make reductions to a Member's Compensation for the purpose of making contributions under Section 3.4.

               3.4.2  Change in Rate of After-Tax Employee
     Contributions. A Member may elect to decrease or increase the rate of After-Tax Employee Contributions made by such Member for the following Plan Year by filing a notice to that effect with the Committee. The notice pursuant to this Subsection 3.4.2 shall be filed during the annual open enrollment period of the Plan Year immediately preceding the Plan Year with respect to which such change in the rate of After-Tax Employee Contributions is to be effective.

               3.4.3  Suspension of After-Tax Employee
     Contributions. A Member may suspend After-Tax Employee Contributions for a Plan Year at any time by filing a notice to that effect with the Committee. Such suspension shall become effective as soon as practicable after the notice is received by the Committee. Subject to Section 6.3(b), such Member may resume making After-Tax Employee Contributions as of the first day of a Plan Year subsequent to such suspension by filing a notice to that effect with the Committee.

          3.5 Personal Contributions. As of October 1, 1974, no further contributions are required to be made by Members.
Subject to withdrawal rights under Section 6.5 of the Plan, Personal Contributions contributed by Members prior to October 1, 1974 shall remain in trust subject to the provisions of the Plan until the Member terminates employment, retires or dies.
Personal Contributions may also include any amounts described in
Section 3.5 of Article II of the Plan as in effect prior to the Restatement. Personal Contributions shall be invested and paid pursuant to the provisions of Article VI and Article VIII of the Plan.

               3.6 Qualified Nonelective Contributions. The Employer may make "Qualified Nonelective Contributions," as defined in
Section 1.401(k)-1(g)(13)(ii) of the Treasury Regulations, with respect to Members who are Nonhighly Compensated Employees and consider such Contributions as Deferred Contributions for purposes of enabling the Employer to pass the Actual Deferral
Percentage test set forth in Section 4.2 or as Contribution
Percentage Amounts for purposes of enabling the Employer to pass the Actual Contribution Percentage test set forth in Section 4.3.

               If the Employer makes Qualified Nonelective
Contributions, such Qualified Nonelective Contributions shall be allocated to Members who are Nonhighly Compensated Employees in the following manner. Qualified Nonelective Contributions shall first be allocated to the Member who received the least Earnings from the Employer during the Plan Year for which the Qualified Nonelective Contributions are made, in an amount up to 10% of such Member's Earnings. In the event that Qualified Nonelective Contributions made on behalf of such Member do not enable the Plan to pass the Actual Deferral Percentage test and/or the Actual Contribution Percentage test, then additional Qualified Nonelective Contributions shall be allocated to the Member with the next lowest Earnings, in an amount up to 10% of such Member's Earnings. This allocation procedure shall be repeated until the Actual Deferral Percentage test and/or the Actual Contribution Percentage test is satisfied. Notwithstanding the foregoing, Qualified Nonelective Contributions shall not be made on behalf of a Member to the extent that such contributions will result in contributions being made on behalf of such Member to exceed the limits set forth in Section 4.4.

          3.7 Transferred Bankers Trust Employees. A former Bankers Trust employee who pursuant to Section 2.2 hereof became an Eligible Employee shall be one hundred percent (100%) vested in his account balance under the Bankers Trust Company Savings Incentive Plan which had been transferred to the Trust hereunder.

          The portion of such transferred account balance which was attributed to such Employee's own contributions shall be treated under this Plan as a Personal Contribution by such Member pursuant to Section 3.5 hereof.

          The portion of such transferred account balance which was attributed to contributions by Bankers Trust Company shall be treated under this Plan as a contribution by the Company for the benefit of such Member.

               3.8 Williamsburgh Savings Bank Employees. A Williamsburgh Savings Bank employee who pursuant to Section 2.3 hereof became a Member shall be one hundred percent (100%) vested in his account balance under the Williamsburgh Savings Bank Thrift Incentive Plan which had been rolled over into the Trust hereunder. Such rollovers shall be subject to the provisions set forth in Section 11.1.

               3.9 Manhattan Savings Bank Employees. A Manhattan Savings Bank employee who pursuant to Section 2.4 hereof became a Member shall be one hundred percent (100%) vested in the portion of his account balance under the Manhattan Savings Bank Employee Thrift Plan in RSI Retirement Trust (the "Manhattan Thrift Plan") which had been transferred to the Trust hereunder. Such transfers shall be subject to the provisions set forth in Section 11.2.

         3.10 Payment of Contributions. Savings Plus Contributions and After-Tax Employee Contributions shall be paid to the Trust Fund and invested pursuant to Article VIII of the Plan as soon as administratively practicable after the payroll period for which such contributions have been made. All other contributions under this Article shall be paid to the Trust Fund and invested pursuant to Article VIII of the Plan prior to the due date for filing the Employer's Federal Income Tax Return for its fiscal tax year, including any extensions thereto.

         3.11 Special Rule for Deferrals. Notwithstanding anything else in the Plan to the contrary, a Member may only defer Compensation that has not been received or made available to such Member.

                           ARTICLE IV

                  LIMITATIONS ON CONTRIBUTIONS


          4.1  Maximum Dollar Amount of Savings Plus
Contributions and/or Flex Fund Elective Deferrals. No Member shall be permitted to have Deferred Contributions made under this Plan, and/or any "elective deferrals" (as defined in Section 402(g)(3) of the Code) under any other qualified plan maintained by the Employer, during any taxable year in excess of the lesser of the dollar limitation set by the Company for such taxable year and the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

               4.1.1  Distribution of Excess Deferrals.

               (a)  In General.  A Member who has Excess
     Deferrals for the Member's taxable year may assign to this Plan any Excess Deferrals made during such taxable year by notifying the Committee on or before March 1 of the following year, in writing, of the amount of the Excess
     Deferrals to be assigned to the Plan.

               Notwithstanding any other provision of the Plan, Excess Deferrals plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Member to whose Deferral Account Excess Deferrals were assigned for the preceding taxable year and who claims Excess Deferrals for such taxable year.

                    (b) Determination of Income or Loss. Excess Deferrals shall be adjusted for any income or loss up to the last day of the Plan Year in which the Excess Deferrals were made. The income or loss allocable to Excess Deferrals is the income or loss allocable to the Member's Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Member's Excess Deferrals for the year and the denominator of which is the total of the Member's Deferral Account balance without regard to any income or loss occurring during such taxable year.

               (c) If Excess Deferrals have previously been distributed within the Plan Year, then the Plan shall offset such distribution from the amount of the Member's Excess Contributions (as defined in Section 4.2.2(d)) to be distributed for such Plan Year. In addition, the amount of Excess Deferrals that may be distributed for a Member by the Plan for a Plan Year shall be reduced by the amount of Excess Contributions previously distributed for such Plan Year.

               \06  Definitions.  For purposes of this Article:

          (1)  "Deferral Account" shall mean the Savings Plus
               Contribution Account and the Flex Fund Elective
               Deferral Account, collectively.

          (2)  "Deferred Contributions" shall mean a Member's
               Savings Plus Contributions and Flex Fund Elective
               Deferrals, collectively.

          (3) "Excess Deferrals" shall mean those Deferred Contributions that are includible in a Member's gross income under Section 402(g) of the Code to the extent that such Member's Deferred Contributions for a taxable year exceed the dollar limitation under such Code Section.

          4.2 Actual Deferral Percentage Test. The Actual Deferral Percentage (hereinafter "ADP") for Members who are Highly Compensated Employees for each Plan Year and the ADP for Members who are Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:

          (1) The ADP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Members who are Nonhighly Compensated Employees for the same Plan Year multiplied by 1.25; or

          (2) The ADP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Members who are Nonhighly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Members who are Highly Compensated Employees does not exceed the ADP for Members who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

               4.2.1  Special Rules.

          (1) The ADP for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have Deferred Contributions (and/or Qualified Nonelective Contributions, if treated as Deferred Contributions for purposes of the ADP test) allocated to his or her accounts under two or more arrangements, described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Deferred Contributions (and, if applicable, Qualified Nonelective Contributions) were made under a single arrange-ment. If a Highly Compensated Employee parti-cipates in two or more cash or deferred ar-rangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

          (2) In the event that this Plan satisfies the require-ments of Section 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Notwith-standing the foregoing, for Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

          (3) For purposes of determining the ADP of a Member who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Deferred Contributions (and/or Qualified Nonelective Contributions, if treated as Deferred Contributions for purposes of the ADP test) and Earnings of such Member shall include the Deferred Contributions (and, if applicable, Qualified Nonelective Contributions) and Earnings of Family Members for the Plan Year if such inclusion would result in a greater ADP. In the event that amounts with respect to such Highly Compensated Employees and Family Members are aggregated under the previous sentence, then Family Members with respect to such Highly Compensated Employees shall be disregarded as separate Employees in determin-ing the ADP both for Members who are Nonhighly Compensated Employees and for Members who are Highly Compensated Employees.

          (4) For purposes of the ADP test, only Deferred Con-tributions and Qualified Nonelective Contributions made before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate shall be taken into account.

          (5) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions used in such test.

          (6) The determination and treatment of the ADP amounts of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

               4.2.2  Correction of Excess Contributions.

               (a)  Corrective Distributions.

                    (i)  Notwithstanding any other provision of
                         the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall generally be distributed within 2-/2 months after the close of the Plan Year (but in no event later than the last day of the Plan Year immedi-ately following the close of the Plan
                         Year) in which such Excess Contributions arose, to Members to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. Such distribu-tions shall be made to Highly Compen-sated Employees by leveling the highest deferral ratios until the ADP test set forth in Section 4.2 is satisfied.
                         Excess Contributions shall be allocated
                         to Members who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations.

                   (ii) Determination of Income or Loss. Excess Contributions shall be adjusted for any income or loss up to the last day of the Plan Year in which the Excess Contribu-tions were made. The income or loss allocable to Excess Contributions is the income or loss allocable to the Member's Deferral Account (and, if applicable, the Member's Qualified Nonelective Contributions Account) for the Plan Year multiplied by a fraction, the numerator of which is such Member's Excess Contri-butions for the year and the denominator of which is the portion of the Member's Account Balance attributable to Deferred Contributions (and Qualified Nonelective Contributions, if such contributions are included in the ADP test) as of the end of the Plan Year without regard to any income or loss occurring during such Plan Year.

                  (iii)  Excess Contributions shall be dis-
                         tributed from the Member's Qualified
                         Nonelective Contribution Account only to the extent that such Excess Contribu-tions exceed the balance in the Member's Deferred Account.

                   (iv)  If a Member receives a distribution of
                         Excess Contributions and Excess
                         Deferrals during one Plan Year, such
                         distributions are to be coordinated in
                         accordance with the provisions set forth in Section 4.1.1(c).

               (b)  Alternative Correction Methods.

                    \06 The Employer may make Qualified Nonelec-tive Contributions with respect to Mem-bers who are Nonhighly Compensated Em-ployees and consider such Contributions as Deferred Contributions for purposes of computing the ADPs. Notwithstanding the foregoing, Qualified Nonelective Contributions may be included only if such contributions comply with the requirements set forth in Treasury Regulation Section 1.401(k)-l(g)(13).

                   (ii)  (A)  The Committee may prospectively
                              decrease a Member's authorized
                              reduction under Section 3.1, if the
                              Member is a Highly Compensated
                              Employee and that action is
                              necessary in order to satisfy the
                              Actual Deferral Percentage test.
                              The Committee shall first decrease,
                              to the extent necessary, the
                              authorized reductions of all such
                              Highly Compensated Employees who
                              authorized the largest percentage
                              reductions in their Compensation,
                              determined without regard to this
                              Section, until the Compensation
                              percentage reduction for such
                              Highly Compensated Employees is
                              equal to the next largest Compen-
                              sation percentage reduction level
                              authorized by Highly Compensated
                              Employees.  If the Committee
                              determines further decreases are
                              necessary, it shall continue to
                              decrease the authorized reductions
                              of Highly Compensated Employees
                              whose authorized reductions in
                              their Compensation are then the
                              largest, until the Compensation
                              percentage reduction for such
                              Highly Compensated Employees is
                              equal to the next largest Compen-
                              sation percentage reduction level
                              authorized by Highly Compensated
                              Employees.  The Committee shall
                              continue to make such decreases
                              until it determines that the Actual
                              Deferral Percentage tests in
                              Section 401(k)(3)(A) of the Code
                              have been met.

                         (B)  If the Committee determines, in its
                              sole discretion, that it is no
                              longer necessary to decrease a
                              Highly Compensated Employee's
                              authorized Compensation reduction
                              under this Section, the Committee
                              shall, on a prospective basis,
                              increase the authorized Compen-
                              sation reductions of all Highly
                              Compensated Employees who had such
                              reductions decreased, until all
                              such Highly Compensated Employees
                              have their authorized Compensation
                              reductions restored to their
                              originally authorized level or to
                              the level at which the Committee
                              determines that the Actual Deferral
                              Percentage tests of Section
                              401(k)(3)(A) of the Code will be
                              met, whichever occurs first.

                         (C)  When increasing or decreasing any
                              Highly Compensated Employee's
                              authorized Compensation reduction
                              under this Section, the Committee
                              shall treat all Highly Compensated
                              Employees who authorized the same
                              reduction in their Compensation in
                              the same manner.

                  (iii)  The Plan may use any other correction
                         method available under Section 401(k) of the Code and the Treasury Regulations thereunder.

               (c) Any action taken by the Committee under this Section may be taken without the consent of, or prior notice to, the affected Highly Com-pensated Employees, but such Highly Compen-sated Employees shall be promptly informed in writing of the Committee's action.

               (d)  Definitions. For purposes of this Section,

                    (1)  "Actual Deferral Percentage (ADP)"
                         means, for a specified group of Members
                         for a Plan Year, the average (to the
                         nearest hundredth of a percentage
                         point), of the ratios, calculated sepa-
                         rately for each Member in such group (to the nearest hundredth of a percentage point), of (A) the amount of Deferred Contributions (and Qualified Nonelective Contributions that are treated as De-ferred Contributions under this Section 4.2) actually paid over to the Trust Fund on behalf of such Member for the Plan Year to (B) the Member's Earnings for such Plan Year (whether or not the Employee was a Member for the entire Plan Year). For purposes of this clause
                         (d)(1), Deferred Contributions on behalf of any Member shall include: (i) any Deferred Contributions made pursuant to the Member's deferral election, includ-ing Excess Deferrals, but excluding Deferred Contributions that are taken into account in the Actual Contribution Percentage test set forth in Section 4.3 (provided the ADP test is satisfied both with and without exclusion of these Deferred Contributions); and (ii) at the election of the Employer, Qualified Nonelective Contributions. For purposes of computing ADPs, an Employee who would be a Member but for the failure to make Deferred Contributions shall be treated as a Member on whose behalf no Deferred Contributions are made.

                    (2)  "Deferral Account" shall mean the
                         Savings Plus Contribution Account and
                         the Flex Fund Elective Deferral Account, collectively.

                    (3)  "Deferred Contributions" shall mean a
                         Member's Savings Plus Contributions and
                         Flex Fund Elective Deferrals,
                         collectively.

                    (4)  "Excess Contributions" shall mean with
                         respect to any Plan Year, the excess of:

                         (A)  The aggregate amount of Deferred
                              Contributions (and Qualified Non-
                              elective Contributions that are
                              treated as Deferred Contributions
                              under this Section 4.2) actually
                              taken into account in computing the
                              ADP of Highly Compensated Employees
                              for such Plan Year, over

                         (B)  The maximum amount of such
                              Contributions permitted by the ADP
                              test (determined by reducing
                              contributions made on behalf of
                              Highly Compensated Employees in
                              order of the ADPs, beginning with
                              the highest of such percentages).

          4.3 Actual Contribution Percentage Test. The Actual Contribution Percentage (hereinafter "ACP") for Members who are Highly Compensated Employees for each Plan Year and the ACP for Members who are Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:

          (1) The ACP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Members who are Nonhighly Compensated Em-ployees for the same Plan Year multiplied by 1.25; or

          (2) The ACP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Members who are Nonhighly Compensated Em-ployees for the same Plan Year multiplied by 2.0, provided that the ACP for Members who are Highly Compensated Employees does not exceed the ACP for Members who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall pre-scribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

               4.3.1  Special Rules.

          (1) If the sum of the ADP and ACP of Highly Com-pensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also have Deferred Contributions made on their behalf will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Nonhighly Compensated Employees.

          (2) The ACP for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his or her accounts under two or more plans de-scribed in Section 401(a) of the Code or arrange-ments described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts were made under a single arrangement. If a Highly Compensated Employee participates in two or more such plans or ar-rangements that have different plan years, all such plans or arrangements ending with or within the same calendar year shall be treated as a single arrangement.

          (3) In the event that this Plan satisfies the require-ments of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ACP of Employees as if all such plans were a single plan. Notwith-standing the foregoing, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

          (4) For purposes of determining the ACP of a Member who is a 5-percent owner or one of the ten most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and Earnings of such Member shall include the Contribution Percentage Amounts and Earnings of Family Members for the Plan Year, if such inclusion would result in a greater ACP. In the event that amounts with respect to such Highly Compensated Employees and Family Members are aggregated under the previous sentence, then Family Members with respect to such Highly Compensated Employees shall be disregarded as separate Employees in determining the ACP both for Members who are Nonhighly Compensated Employees and for Members who are Highly Compensated Employees.

          (5) For purposes of the ACP tests, After-Tax Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust Fund. Qualified Nonelective Contributions and Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

          (6) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions and/or Deferred Contributions used in such test.

          (7) The determination and treatment of the ACP amounts of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

               4.3.2  Correction of Excess Aggregate Contributions.

               (a)  Corrective Distributions.

                    (i)  Notwithstanding any other provision of
                         the Plan, Excess Aggregate Con-
                         tributions, plus any income and minus
                         any loss allocable thereto, shall gene-
                         rally be distributed within 2-1/2 months after the close of the Plan Year (but in no event later than the last day of the Plan Year immediately following the close of the Plan Year) in which such Excess Aggregate Contributions arose, to Members to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Such dis-tributions shall be made to Highly Com-pensated Employees by leveling the highest contribution ratios until the ACP test set forth in Section 4.3 is satisfied. Excess Aggregate
                         Contributions shall be allocated to
                         Members who are subject to the family
                         member aggregation rules of Section
                         414(q)(6) of the Code in the manner
                         prescribed by the regulations.

                      (ii)  Determination of Income or Loss.  Excess
                         Aggregate Contributions shall be
                         adjusted for any income or loss up to
                         the last day of the Plan Year in which
                         the Excess Aggregate Contributions were
                         made.  The income or loss allocable to
                         Excess Aggregate Contributions is the
                         income or loss allocable to the Member's
                         After-Tax Employee Contributions (and
                         amounts contributed under the Plan that
                         are treated as Contribution Percentage
                         Amounts for purposes of the ACP test)
                         for the Plan Year multiplied by a
                         fraction, the numerator of which is such Member's Excess Aggregate Contributions for the year and the denominator of which is the portion of the Member's Account Balance attributable to Contribution Percentage Amounts as of the end of the Plan Year, without regard to any income or loss occurring during such Plan Year.

                  (iii) Excess Aggregate Contributions shall be distributed under this Section 4.3.2(a) on a pro-rata basis from the Member's After-Tax Employee Contribution Account, Qualified Nonelective Contribution
                         Account and Deferral Account.

               (b)  Alternative Correction Methods.

                    (i)  The Employer may treat Deferred
                         Contributions as Contribution Percentage
                         Amounts for purposes of computing the
                         ACPs to the extent permitted under
                         Section 1.401(m)-1(b)(5) of the Treasury
                         Regulations.

                    (ii)  The Employer may also make Qualified
                         Nonelective Contributions with respect
                         to Members who are Nonhighly Compensated
                         Employees and consider such
                         contributions as Contribution Percentage
                         Amounts for purposes of computing the
                         ACPs.  Notwithstanding the foregoing,
                         Qualified Nonelective Contributions may
                         be included only if such Contributions
                         comply with the requirements set forth
                         in Treasury Regulation Section 1.401(m)-
                         1(b)(5).

                  (iii)  (A)  The Committee may prospectively
                              decrease a Member's authorized
                              reduction under Section 3.4, if the
                              Member is a Highly Compensated
                              Employee and that action is
                              necessary in order to satisfy the
                              Actual Contribution Percentage
                              test.  The Committee shall first
                              decrease, to the extent necessary,
                              the authorized reductions of all
                              such Highly Compensated Employees
                              who authorized the largest
                              percentage reductions in their
                              Compensation, determined without
                              regard to this Section, until the
                              Compensation percentage reduction
                              for such Highly Compensated
                              Employees is equal to the next
                              largest Compensation percentage
                              reduction level authorized by
                              Highly Compensated Employees.  If
                              the Committee determines that
                              further decreases are necessary, it
                              shall continue to decrease the
                              authorized reductions of Highly
                              Compensated Employees whose
                              authorized reductions in their
                              Compensation are then the largest,
                              until the Compensation percentage
                              reduction for such Highly
                              Compensated Employees is equal to
                              the next largest Compensation
                              percentage reduction level
                              authorized by Highly Compensated
                              Employees.  The Committee shall
                              continue to make such decreases
                              until it determines that the Actual
                              Contribution Percentage tests in
                              Section 401(m) of the Code have
                              been met.

                         (B)  If the Committee determines, in its
                              sole discretion, that it is no
                              longer necessary to decrease a
                              Highly Compensated Employee's
                              authorized Compensation reduction
                              under this Section, the Committee
                              shall, on a prospective basis,
                              increase the authorized Compen-
                              sation reductions of all Highly
                              Compensated Employees who had such
                              reductions decreased, until all
                              such Highly Compensated Employees
                              have their authorized Compensation
                              reductions restored to their
                              originally authorized level or to
                              the level at which the Committee
                              determines that the Actual
                              Contribution Percentage tests of
                              Section 401(m) of the Code will be
                              met, whichever occurs first.

                         (C)  When increasing or decreasing any
                              Highly Compensated Employee's
                              authorized Compensation reduction
                              under this Section, the Committee
                              shall treat all Highly Compensated
                              Employees who authorized the same
                              reduction in their Compensation in
                              the same manner.

                   (iv)  The Plan may use any other correction
                         method available under Section 401(m) of the Code and the Treasury Regulations thereunder.

               (c) Any action taken by the Committee under this Section may be taken without the consent of, or prior notice to, the affected Highly Compensated Employees, but such Highly Compensated Employees shall be promptly informed in writing of the Committee's action.

               (d)  Definitions.  For purposes of this Section,

               (1) "Aggregate Limit" shall mean the sum of (i) 125 percent of the greater of the ADP of the Nonhighly Compensated Employees for the Plan Year or the ACP of Nonhighly Compensated Employees for the Plan Year and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP.

               (2) "Actual Contribution Percentage (ACP)" means, for a specified group of Members for a Plan Year, the average (to the nearest hundredth of a percentage point), of the ratios calculated separately for each Member in such group (to the nearest hundredth of a percentage point), of (A) the Member's Contribution Percentage Amounts for the Plan Year to (B) the Member's Earnings for such Plan Year (whether or not the Employee was a Member for the entire Plan Year). For purposes of computing ACPs, an Employee who would be a Member but for the failure to make After-Tax Employee Contributions shall be treated as a Member on whose behalf no After-Tax Employee Contributions are made.

               (3) "Contribution Percentage Amounts" shall mean the After-Tax Employee Contributions made under the Plan on behalf of the Member for the Plan Year. The Employer may include Qualified Nonelective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Deferred Contributions in the Contribution Percentage Amounts so long as the ADP test is met before the Deferred Contributions are used in the ACP test and continues to be met following the exclusion of those Deferred Contributions that are used to meet the ACP test. Matching Contributions made on behalf of the Member under another plan maintained by the Employer shall be taken into account to the extent described in Section 4.3.1.

               (4)  "Deferred Contributions" shall mean a
                    Member's Savings Plus Contributions and Flex
                    Fund Elective Deferrals, collectively.

               (5) "Excess Aggregate Contributions" shall mean with respect to any Plan Year, the excess of:

                    (A)  The aggregate Contribution Percentage
                         Amounts actually taken into account in
                         computing the ACP of Highly Compensated
                         Employees for such Plan Year, over

                    (B)  The maximum Contribution Percentage
                         Amounts permitted by the ACP test
                         (determined by reducing contributions
                         made on behalf of Highly Compensated
                         Employees in order of the ACPs,
                         beginning with the highest of such
                         percentages).

                  (6)  "Matching Contributions" shall have the
                    meaning set forth in Section
                    1.401(m)-1(f)(12) of the Treasury
                    Regulations.

          4.4 Maximum Annual Additions. The total Annual Additions to the Plan on behalf of any Member for any Limitation Year shall not exceed the lesser of (a) $30,000 (or, if greater, one fourth of the defined benefit dollar limitation set forth in
Section 415(b)(1)(A) of the Code as in effect for the Limitation
Year) or (b) 25% of the Member's total Earnings for such Limitation Year.

               4.4.1 Cost of Living Adjustments. The dollar and percentage limitations set forth in Section 4.4 shall be adjusted pursuant to regulations under Section 415 of the Code, as may be amended from time to time.

               4.4.2 Reduction of Annual Addition. (a) If a Member's Annual Additions for any Plan Year would exceed the limit set forth in Section 4.4, then first, the amount of any After-Tax Employee Contributions shall be reduced, then second, Savings Plus Contributions shall be reduced, third, the amount of any Flex Fund Elective Deferrals shall be reduced and fourth, the amount of any Employer Allocations shall be reduced.

               (b)  If, notwithstanding subparagraph (a), a
     contribution is made pursuant to Article III in excess of the limitations set forth in Section 4.4 with respect to a Member, then (i) the portion of such excess attributable to After-Tax Employee Contributions and earnings thereon, if any, shall be returned to such Member, (ii) the portion of such excess attributable to Savings Plus Contributions or Flex Fund Elective Deferrals and earnings thereon, if any, shall be returned to such Member, and (iii) the portion of such excess attributable to Employer Allocations, if any, shall reduce the Employer's contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Member if such Member is covered by the Plan as of the end of the Limitation Year. However, if such Member is not covered by the Plan as of the end of the Limitation Year, then the excess amounts shall be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all other Members in the Plan. Furthermore, the excess contributions shall be used to reduce the Employer's contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for other Members in the Plan. Excess amounts of Employer Allocations, if any (prior to allocation or reallocation), shall not be distributed to Members.

               4.4.3 Additional Limitations. In the case of any Member who also participates or has participated in any qualified defined benefit plan maintained by the Employer, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any Plan Year shall not exceed 1.0.

               4.4.4 Reduction of Annual Additions. In the event the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction exceeds 1.0 with respect to a Member, then such Member's benefits under the qualified defined benefit plan maintained by the Employer shall be reduced so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction does not exceed 1.0.

               4.4.5  Code Section 415 Incorporated by Reference.
     Notwithstanding anything else in the Plan to the contrary, allocations of Annual Additions shall be limited in accordance with Section 415 of the Code which is hereby incorporated by reference into the Plan.

                    4.4.6 Definitions. (a) "Annual Additions" shall mean, for each Limitation Year, the amount of Savings Plus Contributions, Flex Fund Elective Deferrals, After-Tax
     Employee Contributions, Employer Allocations, Qualified Nonelective Contributions and Forfeitures allocated to the accounts of a Member who is a Member of the Plan, if any, for any Plan Year. Contributions do not fail to be Annual Additions merely because they are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions (as such terms are defined in Sections 4.1, 4.2 and 4.3, respective-
     ly) or merely because Excess Contributions or Excess Aggre-gate Contributions are corrected through distribution or recharacterization. Excess Deferrals that are distributed in accordance with Section 4.1.1 are not Annual Additions.
     Annual Additions shall also include amounts described in Sections 415(1)(1) and 419A(d)(2) of the Code. Annual Addi-tions shall not include any amounts described in Article XI.

               (b) "Defined Benefit Plan Fraction" shall mean a fraction the numerator of which is the aggregate of the Member's Projected Annual Benefit under all qualified defined benefit plans maintained by the Employer as of the close of such Plan Year, and the denominator of which is the lesser of (i) 1.25 multiplied by the dollar limit applicable to such Plan Year, or (ii) 1.4 multiplied by the Employer's average annual Earnings for the highest three consecutive years.

               (c) The term "Projected Annual Benefit" shall mean the annual benefit to which such Member would be entitled under the terms of such plan based on the assump-tion that such Member will continue his employment and that all other relevant factors used to determine benefits under such plans will remain constant until such Member's anticipated retirement.

               (d) "Defined Contribution Plan Fraction" shall mean a fraction the numerator of which is the sum of the Annual Additions on behalf of the Member under a defined contribution plan of an Employer during such Plan Year and for all prior Plan Years, and the denominator of which is the sum of the following amounts determined for such Plan Year and each prior Plan Year: the lesser of (i) 1.25 multiplied by the maximum dollar amount allowable under
     Section 415(c)(1)(A) of the Code for such Plan Year, or
     (ii) 1.4 multiplied by 25% of the Member's Earnings in such Plan Year.

               (e) For purposes of this Section 4.4, "Employer" shall have the same meaning as such term has for purposes of the Period of Service for eligibility and vesting under
     Section 1.20; provided, however, that such definition is modified for purposes of this Section 4.4 in accordance with
     Section 415(h) of the Code.

               (f) "Limitation Year" shall mean the calendar year.

          4.5  Definition of Highly Compensated Employee.
(a) For purposes of this Plan, a "Highly Compensated Employee" shall mean:

               (i) Each Controlled Group Employee who at any time during the Plan Year in which the determination is to be made (the "Determination Year"):

                    (A)  was a five percent owner of a Controlled
                         Group member;

                    (B)  received Testing Compensation from Con-
                         trolled Group members in excess of
                         $75,000 (or such,higher adjusted amount
                         prescribed by the Secretary of the Trea-
                         sury);

                    (C)  received Testing Compensation from Con-
                         trolled Group members in excess of
                         $50,000 (or such higher adjusted amount
                         prescribed by the Secretary of the Trea-
                         sury) and was among the Top-Paid Group
                         of Employees for the Plan Year; or

                    (D)  was an officer of a Controlled Group
                         member and received Testing Compensation in excess of 50% of the defined benefit limitation for the Plan Year under Sec-tion 415(b)(1)(A) of the Code.

              (ii) For purposes of determining which officers are Highly Compensated Employees under Subparagraph (i)(D) above, the following rules shall apply:

                    (A)  the number of officers shall not exceed
                         the lesser of

                         (I)  50 Controlled Group Employees, or

                        (II)  the greater of (a) three Controlled
                              Group Employees or (b) 10% of the
                              Controlled Group Employees; and

                    (B)  If no officer of a member of the Con-
                         trolled Group has satisfied the
                         compensation requirement described in
                         Subparagraph (i)(D) above for the
                         Determination Year, the highest paid of-ficer who is a Controlled Group Employee for any such Plan Year shall be treated as described in such Subparagraph.

             (iii) If a Controlled Group Employee is a Family Member with a five percent owner of a member of the Controlled Group or with a Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees paid the greatest amount of Testing Compensation during the Determination Year, then, for purposes of this Section, such Controlled Group Employee shall not be considered a Controlled Group Employee and the Testing Compensation paid to such Controlled Group Employee shall be deemed to have been paid to the five percent owner or Highly Compensated Employee to whom the Controlled Group Employee is so related.

              (iv) An individual who is no longer employed by a Controlled Group member (or who is deemed, under Section 1.414(q)-1T, Q&A-5(a)(2) of the Treasury Regulations, to have separated from service) shall be considered a Highly Compensated Employee if such individual was a Highly Compensated Employee either (A) when such individual terminated employment with the Controlled Group or (B) at any time after attaining age 55.

          (b) The following definitions shall apply in deter-mining who is a Highly Compensated Employee:

               (i) "Top-Paid Group of Employees" shall mean the group consisting of the top 20% of Controlled Group Employees when ranked on the basis of Testing Compensation. The determination of the Top-Paid Group of Employees shall be made as of the last day of the Determination Year; Controlled Group Employees who terminate employment and who perform services for a Controlled Group member during the Determination Year shall be included in the determination. Except to the extent that the Committee elects to the contrary as described below, the following Controlled Group Employees shall not be considered in determining the number (but not the identity) of Controlled Group Employees in the Top-Paid Group of Employees:

                    (A)  Controlled Group Employees who have not
          completed 6 months of service with a Controlled Group member;

                    (B)  Controlled Group Employees who normally
          work less than 17-1/2 hours per week;

                    (C)  Controlled Group Employees who normally
          do not work more than 6 months per calendar year;

                    (D)  Controlled Group Employees who have not
          attained age 21; and

                    (E)  Controlled Group Employees who are non-
          resident aliens and receive no earned income (within the meaning of Section 911(d)(2) of the Code) from a Controlled Group member from sources within the United States (as defined in Section 861(a)(3) of the Code).

          Notwithstanding the foregoing, the Committee may elect to apply Subsections (A), (B), (C), or (D) by substituting a shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months, or age (as the case may be) than that specified in such Subsections.

              (ii) "Controlled Group" means, collectively, the aggregated group of Employers (as defined for purposes of determining the Period of Service for eligibility and vesting under Section 1.20).

             (iii)  "Controlled Group Employee" means an
     individual (including a "leased employee," as defined in Section 414(n) of the Code) employed by a member of the Controlled Group.

              (iv) "Testing Compensation" means wages, salaries and other amounts received by or made available to a Controlled Group Employee for services rendered to a Controlled Group member, including deferred contributions under a cash or deferred arrangement described in Section
     401(k) of the Code.

             (c) The status of an individual as a Highly Com-pensated Employee shall be determined in accordance with Section 414(q) of the Code. The Plan is hereby incorporating by reference the calendar year calculation election set forth in
Section 1.414(q)-1T of the Temporary Treasury Regulations.

          4.6 Effective Date. The provisions of this Article are effective as of January 1, 1987.

                            ARTICLE V

                      ACCOUNTS AND VESTING


          5.1  Personal Contributions Account.  A Member's
Personal Contributions Account and earnings thereon shall at all times be fully vested and nonforfeitable.

          5.2  After-Tax Employee Contribution Account.  A
Member's After-Tax Employee Contribution Account and earnings thereon shall at all times be fully vested and nonforfeitable.

          5.3  Savings Plus Account.  A Member's Savings Plus
Account and earnings thereon shall at all times be fully vested and nonforfeitable.

          5.4  Flex Fund Elective Deferral Account.  A Member's
Flex Fund Elective Deferral Account and earnings thereon shall at all times be fully vested and nonforfeitable.

          ASC  Qualified Nonelective Contribution Account.  A
Member's Qualified Nonelective Contribution Account and earnings thereon shall at all times be fully vested and nonforfeitable.

          5.6 Employer Allocation Account. Subject to Section 5.8, Employer Allocations made within the first three (3) year Period of Service of a Member and earnings thereon shall become fully vested and nonforfeitable upon completion of such three (3) year Period of Service. Employer Allocations made after the first three (3) year Period of Service of a Member and earnings thereon shall at all times be fully vested and nonforfeitable.

          5.7 Termination of Employment. A Member whose employment terminates for any reason other than death, Disability or Retirement shall be entitled to receive, as provided in
Section 6.1 of the Plan, only that portion of his Account Balance which shall be vested pursuant to this Article V of the Plan at the date of such termination.

          A Member's Account Balance shall be fully vested and nonforfeitable upon the Member's:

               (i) termination of employment by reason of death or Disability,

              (ii) completion of a three (3) year Period of Service, or

             (iii)  attainment of Normal Retirement Age.

          5.8 Forfeitures. Upon a Member's incurrence of five consecutive One Year Periods of Severance, that portion of his Account Balance which shall not be vested at his termination of employment shall be forfeited. Further, if the Member receives his benefits upon his termination from employment in the form of either a lump sum cash payment (described in Section 6.2(a)(i)) or in two installments (described in Section 6.2(a)(ii)), the portion of the Member's Account Balance which was not vested at his termination of employment shall become a Forfeiture on the day after the distribution(s) of the vested portion of such Member's Account Balance has been completed; provided, however, that such Forfeitures shall be restored in accordance with the repayment provisions set forth in Section 5.9(d). Units in the Investment Options representing the value of the amount so forfeited shall be redeemed as of the December 31 following the Forfeiture and shall be used to reduce the Employer's contribu-tions pursuant to Article III of the Plan.

          If the value of a Member's Account Balance at the time of such Member's termination of employment is zero, such Member shall be deemed to have received a distribution of his vested Account Balance. If such former Member returns to service prior to incurring five (5) consecutive One Year Periods of Severance, that portion of his Account Balance which was not vested shall, upon his again becoming a Member, be recredited to such Member's Investment Options.

          5.9 Reemployment. (a) A Member who terminates employment with the Employer and who subsequently is reemployed by the Employer shall again become a Member of the Plan as of the date of his reemployment. If such Member had terminated employment with a vested interest in his Account Balance under the Plan or is reemployed prior to incurring five consecutive One Year Periods of Severance, all such Member's Period of Service credit shall be taken into account, subject to paragraph (c) below. Effective as of January 1, 1985, if a Member attains a Severance from Service Date without a vested interest in his Account Balance under the Plan, such Member's Period of Service prior to such Member's incurrence of consecutive One Year Periods of Severance may be disregarded for purposes of determining such Member's vested interest in such Member's Employer Allocation Ac-count after such Member's incurrence of consecutive One Year Periods of Severance if such Member's consecutive One Year Periods of Severance exceed the greater of (i) five (5) or
(ii) the Member's number of years in the Period of Service prior to such consecutive One Year Periods of Severance.

          (b) A Member's Period of Service following such Member's incurrence of consecutive One Year Periods of Severance may be disregarded for purposes of determining such Member's vested interest in the allocations to such Member's Employer Allocation Account prior to such Member's incurrence of consecutive One Year Periods of Severance if the Member incurs at least five (5) consecutive One Year Periods of Severance.

          (c) If any Period of Service is not required to be taken into account because of One Year Periods of Severance to which this section applies, such Period of Service shall not be taken into account in applying this paragraph to a subsequent period of One Year Periods of Severance.

               (d) A Member who previously forfeited the nonvested portion of his Account Balance as a result of his receipt of the distribution of the vested portion of his Account Balance in a lump sum or in two installments at his previous termination of employment and who returns to the employ of the Employer before incurring five consecutive One Year Periods of Severance may have such Forfeitures reinstated by repaying the amount of any distri-bution made to him at the date of termination before the earlier of (i) five (5) years after such Member is subsequently reemplo-yed by the Employer and (ii) the date such Member incurs five (5) consecutive One Year Periods of Severance following the date of the distribution; the amount of such repayment, if any, and that portion of such Member's Account Balance which was not vested shall become the beginning balance in the Investment Options.

              5.10 Accounts. (a) A Savings Plus Account shall be established on behalf of each Member. Each Member's Savings Plus Account shall be credited with Savings Plus Contributions and the proportionate share of earnings (or loss) thereon pursuant to
Article VIII. The Committee, in its discretion, shall determine in a nondiscriminatory manner the method of computing a Member's proportionate share of the earnings of the Trust Fund. Each Member's Account shall be charged with distributions made to the Member or the Member's Beneficiary pursuant to Articles VI and IX.

             (b) A Flex Fund Elective Deferral Account shall be established for each Member who makes the election set forth under Section 3.2 of the Plan. Such Account shall be credited with the Flex Fund Elective Deferral for such Member under
Section 3.2 and earnings (or loss) thereon, and charged with distributions made pursuant to Section 6.1 and Article IX.

             (c)  An Employer Allocation Account shall be
established for each Member. Such Account shall be credited with the Employer Allocations made to each such Member and earnings (or loss) thereon, and shall be charged with distributions made in accordance with Section 6.1 and Article IX. Prior to January 1, 1989, this Account was known as "Company Allocation Account."

             (d) Effective January 1, 1991, an After-Tax Employee Contribution Account shall be established on behalf of each Member. Each Member's After-Tax Employee Contribution Account shall be credited with After-Tax Employee Contributions and the proportionate share of earnings (or loss) thereon pursuant to
Article VIII. The Committee, in its discretion, shall determine in a nondiscriminatory manner the method of computing a Member's proportionate share of the earnings of the Trust Fund. Each Member's Account shall be charged with distributions made to the Member or the Member's Beneficiary pursuant to Articles VI and IX.

             (e) A Personal Contribution Account has been established for those Members who had made Personal Contributions, or pursuant to Section 3.5 of the Plan as in effect prior to the Restatement Date have been deemed to have made Personal Contributions. Such Account shall be credited with such Personal Contributions and earnings (or loss) thereon, and shall be charged with distributions made pursuant to Section 6.1 and Article IX.

          (f) A Qualified Nonelective Contribution Account shall be established on behalf of Members in the event that Qualified
Nonelective Contributions are made pursuant to Section 3.6 of the Plan.

          5.11 Statement of Accounts. As soon as practicable after the end of each quarter of a Plan Year, and at such other times as the Committee in its discretion may determine, the Committee shall distribute to each Member a statement showing the Member's interest in the Trust Fund.

                           ARTICLE VI

                          DISTRIBUTIONS


          6.1 In General. (a) If a Member terminates employment as a result of Retirement, Disability or death, such Member (or the Beneficiary of such Member) shall receive a distribution of the vested portion of his Account Balance in either:

               (i)  a lump sum, pursuant to Section 6.2(a)(i),

              (ii)  in two installments, pursuant to Section
     6.2(a)(ii), or

             (iii)  in annual installments, pursuant to Section
     6.2(a)(iii).

             (b) Subject to clause 6.2(e) below, a Member shall receive the vested portion of his Account Balance in a lump sum payment (in accordance with Section 6.2(a)(i)) upon such Member's separation from service for reasons other than his Retirement, Disability or death, provided that the Member consents in writing to receive such immediate distribution of the vested portion of his Account Balance in the manner described in Section 6.2(e).

          (c) A Member may receive the vested portion of his Account Balance in a lump sum payment (in accordance with Section
6.2(a)(i)) upon the termination of the Plan without the establishment of a successor plan (as set forth in Section 6.4).

          (d) A Member may withdraw all or a portion of his Account Balance (i) upon his attainment of age 59-1/2 or (ii) as a result of hardship (subject to and in accordance with Section
6.3).

          (e) A Member may withdraw all or a portion of his After-Tax Employee Contribution Account and Personal Contribution
Account at any time, subject to and in accordance with Section
6.5.

          (f) To receive a distribution under this Article, a claim must be filed by the Member (or, if applicable, his Beneficiary), on a form and in the manner prescribed by the Committee.

          6.2 Methods of Distribution. (a) The following methods of distribution are available under this Article VI:

               (i)  a lump sum payment equal to the vested
     portion of a Member's Account Balance as of the Valuation Date immediately following such Member's termination of employment. Subject to the provisions of paragraph (d) of this Section and Article IX, if applicable, such payment shall be made as soon as practicable following the Valuation Date immediately following the Member's termination of employment, but in no event later than 60 days after the close of the Plan Year in which the Member's termination of employment occurred. Further, the Member shall generally receive the amounts credited to his Account Balance for such Plan Year following his termination of employment (such as, for example, Employer Allocations for such Plan Year) no later than 60 days after the close of such Plan Year.

                 (ii) Two installments. Subject to the provisions of paragraph (d) of this Section and Article IX, if applicable, the first such installment, which shall be equal to one half of such Member's Account Balance as of the Valuation Date immediately following the Member's
     Retirement, death or Disability, shall be paid to such Member as soon as practicable after such Valuation Date.
     The second installment, which shall include the total amounts remaining in the Member's Account Balance as of the last Valuation Date of the Plan Year of the Member's Retirement, death or Disability, shall be paid within 60 days after the close of the Plan Year in which the Member's Retirement, death or Disability occurred. If such Member dies prior to receiving his second installment, his Beneficiary will receive such installment. Where the Member's Account Balance under the Plan is payable in two installments hereunder, the balance of the Account Balance not yet distributed shall, if not already in the Money
     Market Investment Option (for periods prior to April 1,
     1995, the Savings Fund), be transferred to and invested in the Money Market Investment Option (for periods prior to
     April 1, 1995, the Savings Fund) under Article VIII, and shall share in any increases or decreases in such Fund in accordance with Section 8.2 until it is fully distributed to the Member or his Beneficiary.

                (iii) In annual cash installments over a designated period of up to five (5) years. Subject to the provisions of paragraph (d) of this Section and Article IX, if applicable, the first such installment shall be made as soon as practicable after the Valuation Date immediately following the Member's Retirement, death or Disability and shall be based on the value of the Member's Account Balance as of such Valuation Date. The second such installment shall be made within 60 days after the close of the Plan
     Year in which the Member's Retirement, death or Disability occurred. Such second installment shall be based on the value of the Member's Account Balance as of the last
     Valuation Date of the Plan Year of the Member's Retirement, death or Disability and shall include the Employer
     Allocation for such Plan Year. Succeeding installments shall be made annually on or about the anniversary of the second installment and shall be based on the value of the Member's Account Balance as of the Valuation Date immediately preceding such installment. The amount of each annual installment payment shall equal the Member's Account Balance as of the applicable Valuation Date multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining installments due
     (including the installment in question). Where the Member's Account Balance under the Plan is payable in installments hereunder, the balance of the Account Balance not yet distributed shall, if not already in the Money Market Investment Option (for periods prior to April 1, 1995, the Savings Fund), be transferred to and invested in the Money Market Investment Option (for periods prior to April 1,
     1995, the Savings Fund) under Article VIII, and shall share in any increases or decreases in such Fund in accordance with Section 8.2 until it is fully distributed to the Member or his Beneficiary.

              (iv) Notwithstanding subparagraphs (ii) and (iii) of this Section 6.2(a), if the value of the Account Balance of a Member who ceases to be an Employee does not exceed $3,500 at any time, such Member shall receive a distribution of his Account Balance in a lump sum payment in accordance with subparagraph (i) of this paragraph (a). Such distribution shall be made as soon as practicable following the Valuation Date immediately following the Member's termination of employment, but in no event later than 60 days after the close of the Plan Year in which the Member's termination of employment occurred.

                  (v) A Member, who upon his attainment of age 59-1/2, his Retirement, Severance from Service Date or death is to receive his Account Balance under the Plan in a lump sum payment, may elect (or, if the Member has died, his Beneficiary may elect), on a form prescribed by the Committee, to have the portion of his Account Balance which is invested in the Republic New York Corporation Common
     Stock Investment Option (which was referred to as the "Republic New York Corporation Common Stock Fund" prior to
     April 1, 1995) distributed under this Article VI either in the form of Republic New York Corporation Common Stock or in cash. An election to receive distributions in the form of Republic New York Corporation Common Stock shall be irrevocable after such election is received by the Committee. All other distributions under the Plan, including in service distributions described in Section 6.3
     (other than in service distributions after the Member's attainment of age 59-1/2), from the portion of a Member's
     Account Balance which is invested in the Republic New York
     Corporation Common Stock Investment Option shall be paid in the form of cash, but not in stock. Further, fractional shares of Republic New York Corporation Common Stock shall under all circumstances be distributed in cash.

          (b) If a Member dies while he is an Employee, dies after his Retirement or Disability but before receiving any payments hereunder, or dies while receiving installment payments under paragraph (a)(iii) of this Section, the Member's Beneficiary shall be entitled to receive a distribution of the Member's entire Account Balance. Such distribution shall, subject to Section 9.2, be made to the Beneficiary, at the Beneficiary's election, either in the form of a lump sum payment under Section 6.2(a)(i) or in the form of annual cash installments under Section 6.2(a)(iii). Such payment or payments shall be equal to the value of the Member's Account Balance determined as of the Valuation Date immediately following the date of the Member's death. Such payment shall be made or commence as soon as practicable following such Valuation Date, but in no event later than 60 days after the close of the Plan Year in which the Member's death occurred.

              (c) The Committee shall advise the Member who terminates employment as a result of Retirement or Disability (or the Beneficiary, in the event of the Member's death) of the payment options available under the Plan. The Member (or the Beneficiary) shall instruct the Committee in writing whether payment is to be made in a lump sum or in installments prior to the commencement of benefit payments. An election may be revoked and a new election may be filed in writing with the Committee at any time prior to the commencement of benefits. In addition, the installment form of payment set forth in Section 6.2(a)(iii) may be changed by the Member or, if applicable, his Beneficiary, to the lump sum form of payment set forth in Section 6.2(a)(i) at any time by filing such request in writing with the Committee; such lump sum payment shall be made as soon as practicable after the Valuation Date immediately following the date of such request and shall be equal to the Member's Account Balance as of such Valuation Date.

             (d) A Member who ceases to be an Employee due to his Retirement or Disability shall be entitled to defer receipt of any distribution under this Section 6.2 until such Member elects to receive such distribution; provided, however, that, subject to
Section 9.1, such distribution must be made or commence not later than April 1 of the calendar year following the calendar year in which such Member attains the age of 70-1/2. If the Member elects to defer the receipt of distributions in accordance with this
Section 6.2(d), the portion of the Member's Account Balance that is not invested in the Money Market Investment Option (for periods prior to April 1, 1995, the Savings Fund) as of such Member's termination of employment shall be transferred and invested in the Money Market Investment Option (for periods prior to April 1, 1995, the Savings Fund). The amount of the distribution deferred under this paragraph shall be based on the value of the Member's Account Balance determined as of the Valuation Date immediately preceding the date of such payment. Payment shall be made as soon as practicable following the date as of which the Member elects to receive the distribution but, subject to Section 9.1, in no event later than the April 1 of the calendar year following the calendar year in which such Member attains the age of 70-1/2.

             (e) Notwithstanding the foregoing, subject to Section 6.3(e), if the present value (as determined under Section 411(a)(11) of the Code) of the Account Balance of a Member who ceases to be an Employee exceeds $3,500 at any time, such Member shall receive (or, if applicable, commence to receive) a distribution of his Account Balance within 60 days after the close of the Plan Year in which the Member attains his Normal Retirement Age unless such Member consents in writing, during the 90 day period ending on the date his distribution from the Plan is scheduled to be received (or, if applicable, commence to be received), to receive such Account Balance upon his termination of employment. If a Member who terminates employment for reasons other than Retirement, Disability or death does not elect to receive an immediate distribution of the vested portion of his Account Balance, the portion of the Member's Account Balance that is not invested in the Money Market Investment Option (for periods prior to April 1, 1995, the Savings Fund) as of such Member's termination of employment shall be transferred and invested in the Money Market Investment Option (for periods prior to April 1, 1995, the Savings Fund). The amount of the distribution deferred under this paragraph shall be based on the value of the Member's Account Balance determined as of the Valuation Date immediately preceding the date of such payment.

             The Committee shall notify the Member of the right to defer any distribution until the Member attains Normal Retirement Age. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than 30 days and no more than 90 days prior to the date the Member is to commence receiving distributions from the Plan. However, distributions may commence less than 30 days after the notice described in the preceding sentence is given if the Committee clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and the Member, after receiving the notice, affirmatively elects a distribution.

             Notwithstanding the foregoing, the consent of the Member shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan without the "establishment of a successor plan," as described in Section 6.4, the Member's Account Balance will, without the Member's consent, be distributed to the Member. However, if there is an "establishment of a successor plan," then the Account Balance will be transferred, without the Member's consent, to the other plan if the Member does not consent to an immediate distribution.

          (f) Contributions made to the Plan on behalf of a Member for the Plan Year in which such Member's employment terminated because of death, Disability or Retirement shall be paid as soon as practicable (or, if applicable, included in the remaining installments that are payable to the Member) after the amount thereof has been determined.

             6.3 Hardship and Other In Service Distributions. (a) Subject to the limitations set forth in subparagraph (b) herein-below, effective January 1, 1990, a Member may withdraw on account of hardship a cash amount equal to all or a specified portion of the Member's Flex Fund Elective Deferrals and Savings Plus Contributions (collectively, the "Deferred Contributions") under the Plan as of the most recent Valuation Date preceding the Member's hardship withdrawal request, but not the post-1988 earnings on such amounts. In addition, a Member may withdraw on account of hardship all or a specified portion of the value of such Member's vested interest in his Employer Allocation Account, including earnings thereon, and amounts attributable to (including earnings on) rollovers and transfers under Article XI as of the most recent Valuation Date preceding the Member's hardship withdrawal request. For the purposes of this Section, hardship is defined as an immediate and heavy financial need of the Member where such Member lacks other available resources.

          The following are the only financial needs considered immediate and heavy:

          (1) expenses for medical care described in Section 213(d) of the Code previously incurred by the Member, the Member's spouse, or any Dependents of the Member or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

          (2) costs directly related to the purchase of a principal residence for the Member (excluding mortgage payments);

          (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Member, the Member's spouse, children or Dependents;

          (4) payments necessary to prevent the eviction of the Member from such Member's principal residence, or foreclosure on the mortgage of the Member's principal residence; or

             (5)  the need to pay funeral expenses of the Member's
               spouse or the Member's lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

          For purposes of this Section, "Dependent" shall mean any of the following individuals over half of whose support, for the Plan Year, was received from the Member (or is treated under Section 152(c) or (e) of the Code as received from the Member):

               (i)  A son or daughter of the Member, or a
     descendant of either,

              (ii)  A stepson or stepdaughter of the Member,

             (iii) A brother, sister, stepbrother, or stepsister of the Member,

              (iv) The father or mother of the Member, or an ancestor of either,

               (v)  A stepfather or stepmother of the Member,

              (vi) A son or daughter of a brother or sister of the Member,

             (vii) A brother or sister of the father or mother of the Member,

            (viii) A son-in-law, daughter-in-law, father-in-law, mother-in-law, brother-in-law, or sister-in-law of the Member, or

              (ix) An individual (other than an individual who at any time during the taxable year was the spouse of the Member) who, for the taxable year of the Member, has as his principal place of abode the home of the Member and is a member of the Member's household.

          (b) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Member only if:

          (1) The Member has obtained all distributions, other than hardship distributions, and all nontaxable
               (at the time of the loan) loans currently available under all plans maintained by the Employer;

          (2) The Employee is prohibited, under the terms of the Plan or an otherwise legally enforceable agree-ment, from making elective deferrals and employee contributions to the Plan and all other plans maintained by the Employer for at least 12 months after receipt of the hardship distribution. For this purpose, the phrase "all other plans main-tained by the Employer" means all qualified and nonqualified plans of deferred compensation maintained by the Employer, including a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code and such other plans included in such phrase under
               Section 1.401(k)-1(d)(2)(iv)(B)(4) of the Treasury
               Regulations;

          (3) The distribution is not in excess of the amount of an immediate and heavy financial need of the Member. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution; and

          (4) The Plan and all other plans maintained by the Employer limit the Member's elective deferrals for the next taxable year to the applicable limit under Section 402(g) of the Code for such taxable year minus the amount of such Member's elective deferrals for the taxable year of the hardship distribution.

          In accordance with the rules set forth in clauses (2) and (4) of this Section 6.3(b), a Member who receives a hardship distribution:

               (i) will not have Savings Plus Contributions or Flex Fund Elective Deferrals made to the Plan on his behalf and may not make After-Tax Employee Contributions to the Plan for the twelve month period after his receipt of a hardship distribution, and

              (ii)  the Member shall not have Savings Plus
     Contributions or Flex Fund Elective Deferrals made on his behalf for the taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Member's Savings Plus Contributions for the taxable year of the hardship distribution.

          Notwithstanding anything else in the Plan to the contrary, if a Member's Savings Plus Contributions and After-Tax Employee Contributions are suspended in accordance with the preceding paragraph, such Member may apply in writing, during an annual open enrollment period, to have the Employer reduce his Compensation and to resume making Savings Plus Contributions and After-Tax Employee Contributions on his behalf to the Plan commencing as of a payroll period immediately following the date the twelve month suspension period ends. Savings Plus Contributions and After-Tax Employee Contributions that are suspended in accordance with the previous paragraph may not be made up.

          Notwithstanding the foregoing provisions in this
Section 6.3, if a Member requests a hardship withdrawal under this Section 6.3, such Member shall first receive an immediate distribution of the amount requested, to the extent available, from such Member's Personal Contribution Account and After-Tax Employee Contribution Account in accordance with Section 6.5.

          For purposes of this paragraph (b), "Employer" shall have a meaning set forth in Section 1.20 of the Plan for purposes of determining the Period of Service for eligibility and vesting.

          (c) A Member's request for a distribution on account of hardship shall be made in writing on such form and in such manner as determined by the Committee. Such written request shall contain statements setting forth the nature of the hardship, the total amount to be distributed, and the total amount of the Member's actual expense incurred or to be incurred on account of such hardship. A distribution based upon financial hardship will not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Member. Subject to subsections (a) and (b) of this Section 6.3, the determination of the existence of financial hardship and the amount required to be distributed to meet the need created by the hardship shall be determined by the Committee on a uniform and nondiscriminatory basis in accordance with Regulations issued by the Secretary of the Treasury.

          (d) Hardship withdrawals made during 1989 shall be subject to the hardship withdrawal provisions in effect under the Plan prior to the Restatement Date.

             (e) A Member may withdraw all or a portion of his vested interest in his Account Balance upon such Member's attainment of age 59-1/2. A Member's request for distribution under this paragraph shall be made in writing on such form and in such manner as determined by the Committee. A distribution under this subsection (e) shall be made as soon as practicable after the Valuation Date immediately following the date the Member's request for distribution is received by the Committee.

          (f) Withdrawals under this Section 6.3 shall be made from the Member's Accounts in the following order of priority:

               (i)  Personal Contribution Account,
              (ii)  After-Tax Employee Contributions Account,
             (iii)  Rollover Contributions and transfers (plus
                    earnings thereon), under Article XII,
              (iv)  Savings Plus Account,
               (v)  Flex Fund Elective Deferral Account,
              (vi) Qualified Nonelective Contribution Account, and
             (vii)  Employer Allocation Account.

In addition, such withdrawals shall be accomplished through the redemption of the Member's units in the Investment Options in proportion to the value of his respective units then in such Funds, and any portion of such vested interest which shall not have been so paid or delivered shall continue to be held for his benefit in such Funds. Withdrawals under this Section 6.3 may be made no more often than once each quarter.

          6.4 Distribution Upon Plan Termination. Upon the termination of this Plan without the "establishment of a successor plan," a Member's interest in the Trust Fund, determined as of the Valuation Date coincident with or next following such termination of the Plan, shall be distributed to the Member or his Beneficiary in the manner described in Section
6.1. For purposes of this Section, the "establishment of a successor plan" means the maintenance by the Employer of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)-(7) or 409 of the Code or a simplified employee pension as defined in Section 408(k) of the
Code) at any time during the period commencing on the date this Plan is terminated and ending twelve months after the distribution of all assets under this Plan. Notwithstanding the foregoing, if fewer than two percent of the Employees who are eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24 month period beginning 12 months before the time of the termination, the other plan is not a successor plan.

          6.5 Withdrawal of Personal Contributions and After-Tax Employee Contributions. Upon written notice (which notice shall be irrevocable) to the Committee, on such form as may be prescribed by the Committee, each Member who has made Personal Contributions and/or After-Tax Employee Contributions (or been deemed to have made Personal Contributions pursuant to Section
3.4 of Article II of the Plan as in effect prior to the Restatement Date) shall be entitled to withdraw in cash, not more often than once during each calendar quarter:

          (a) the amount of such contributions (or the value thereof, if less), or a portion not exceeding such value, as of the Valuation Date immediately preceding the date of the withdrawal; and

          (b) if such Member has withdrawn the full amount permissible under clause (a) above, an amount equal to the amounts attributable to such contributions, determined as of the Valuation Date immediately preceding the date of the withdrawal.

Withdrawals under this Section shall be made from amounts credited to such Member's Investment Options attributable to such Member's Personal Contributions and/or After-Tax Employee
Contributions, on a pro rata basis.

          Withdrawals under this Section 6.5 shall be made from the Member's Accounts in the following order of priority:

               (i)  Personal Contribution Account, and

              (ii)  After-Tax Employee Contribution Account.

       ARTICLE VII

                      TOP-HEAVY PROVISIONS


          The following provisions (which are intended to comply with Section 416 of the Code) shall become effective as of the first day of any Plan Year in which the Plan is determined to be Top-Heavy:

          7.1 Definition of Top-Heavy. The Plan will be considered to be Top-Heavy for a Plan Year if, as of the last day of the preceding Plan Year (hereinafter referred to as the "Determination Date"):

          (a) the aggregate value of the Account Balances of all Key Employees (as defined in Section 7.2) exceeds sixty percent
(60 per cent) of the value of all Account Balances of all Members (this ratio is the "Top-Heavy Ratio"), or

          (b) the Plan is part of a required aggregation group of plans and the required aggregation group is Top-Heavy. The term "required aggregation group" shall mean (1) each plan of an Employer which qualifies under Section 401(a) of the Code in which at least one Key Employee is a Member, and (2) any other plan which enables a plan described in the preceding subsection
(1) to meet the requirements of Section 401(a)(4) or 410 of the Code. An Employer may treat a plan not required to be included in the required aggregation group as being part of such group if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account ("Permissive Aggregation").

          (c) If a Member who was formerly a Key Employee is not a Key Employee on the Determination Date, then the Account
Balance of such Member shall not be included in the calculation under subparagraph (a) above.

          (d) The Account Balance of any Member who has not performed services for the Employer at any time during the 5-year period ending on the Determination Date shall be disregarded.

          (e) The aggregate Account Balances under Section 7.1(a) shall include (a) nondeductible employee contributions, including Personal Contributions, and (b) distributions made from the Plan during the five-year period ending on the date on which such determination is made. Contributions of an Employer under the Social Security Act, or any other federal or state law, may not be taken into account.

          (f) If an Employer maintains or has maintained a defined benefit plan which has covered or could cover a Member in this Plan, the Top-Heavy percentage shall be determined by applying a fraction, the numerator of which is the sum of the Account Balances of all Key Employees under this Plan and the present value of the accrued benefits of all Key Employees under the defined benefit plan, and the denominator of which is the sum of the account balances of all Members under this Plan and the present value of the accrued benefits of all members under the defined benefit plan. For purposes of this paragraph, the aggregate value of the Account Balances and the present value of the accrued benefits shall be calculated with reference to Determination Dates which occur within the same calendar year. The provisions of subparagraphs (a) through (d) above shall apply in constructing such fraction.

          If the plans are determined to be Top-Heavy, an Employer shall be required to provide to each Non-key Employee participating in both the defined benefit plan and the defined contribution plan, a minimum contribution under the Plan equal to at least seven and one-half percent (7-1/2) of the total annual Earnings of each Member who is a Non-key Employee or, if less, the highest rate allocated to any Key Employee who is in the employ of the Employer on the last day of the Plan Year. Not-withstanding the foregoing, if an Employee is a Non-key Employee and is employed by the Employer as of the last day of a Plan Year, and if such Employee does not participate in a defined benefit plan maintained by an Employer, the Employer shall make a contribution under this Plan on behalf of such Employee for such Plan Year in the amount required to satisfy the provisions of
Section 416(c) of the Code. Amounts contributed as Savings Plus Contributions and Deferred Cash Allocations hereunder shall be taken into account for purposes of this paragraph. This paragraph shall not apply for any Plan Year in which the Plan is not a Top-Heavy Plan.

          7.2  Definition of Key Employee and Non-Key Employee.
A Member will be considered to be a Key Employee if at any time during the current Plan Year or any of the four preceding Plan
Years he is:

          (a)  an officer of an Employer whose total annual
Earnings exceeds one hundred fifty percent (150 per cent) of the dollar amount described in Section 415(c)(1)(A) of the Code; provided, however, that no more than fifty (50) Employees (or, if less, the greater of three (3) or ten percent (10 per cent) of all Employees) shall be considered as officers;

          (b) one of the ten (10) Employees owning (or considered as owning within the meaning of Section 318 of the
Code) (i) at least a one-half (one-half) percent interest and (ii) the largest interests in an Employer if such Employee's annual
Earnings exceeds the limitation described in Section 415(c)(1)(A) of the Code;

          (c) a person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of an Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of an Employer; and

          (d) a person whose total annual Earnings from an Employer is more than one hundred fifty thousand dollars
($150,000) and who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent (1 per cent) of the outstanding stock of an Employer or stock possessing more than one percent (1 per cent) of the total combined voting power of all stock of an Employer.

          A "Non-key Employee" is an Employee who is not a Key
Employee.

          7.3 Reduced Limitation. If, in applying Section 7.1, the Plan would be Top-Heavy if "90 per cent" were substituted for "60 per cent" in subparagraph (a) of Section 7.1, then "1.00" shall be substituted for "1.25" in Section 4.4.6 of the Plan.

                          ARTICLE VIII

                           INVESTMENTS


             8.1 Investment Elections. (a) Prior to first becoming a Member, an Employee shall direct (and during any subsequent election period described in Section 8.1(d), such Member may direct), in the form and manner prescribed by the Committee, that such Member's Savings Plus Contributions, Deferred Cash Allocations, Employer Allocations, After-Tax Employee Contributions, Qualified Nonelective Contributions and rollovers and transfers to the Plan (pursuant to Article XII), if any, be applied in such proportions as he may designate, to the purchase for him of:

          (I)  Effective April 1, 1995:

               (1) units in the Money Market Investment Option;

               (2)  units in the U.S. Fixed Income Short to
                    Intermediate Investment Option;

               (3)  units in the U.S. Fixed Income Long-Term
                    Investment Option;

               (4)  units in the U.S. Equity Large Cap Value
                    Investment Option;

               (5)  units in the U.S. Equity Large Cap Growth
                    Investment Option;

               (6)  units in the International Equity Investment
                    Option;

               (7)  units in the U.S. Equity Small Cap Investment
                    Option; and

               (8)  units in the Republic New York Corporation
                    Common Stock Investment Option.

             (II) Effective for periods prior to April 1, 1995:

               (1)  units in the Fixed Income Fund;

               (2)  units in the Common Stock Fund;

               (3)  units in the Savings Fund;

               (4)  units in the Aggressive Growth Fund;

               (5)  units in the Managed Total Return Fund; or

               (6) effective as of January 1, 1991, units in the Republic New York Corporation Common Stock Fund (this Fund was renamed the Republic New York Corporation Common Stock Investment Option as of April 1, 1995).

          Notwithstanding anything else in the Plan to the contrary, the following rules shall apply with respect to investments in the Republic New York Corporation Common Stock
Investment Option:

                  (i) Only up to 50 per cent of a Member's Account Balance may be invested in the Republic New York Corporation Common
     Stock Investment Option; provided, however, that if the value of the Member's investment in the Republic New York
     Corporation Common Stock Investment Option exceeds 50 per cent of the Member's Account Balance as a result of an event other than either an investment election of such Member under this Section or a transfer of assets by the Member to the Republic New York Corporation Common Stock Investment
     Option, such Member shall not be required to transfer such excess amounts from the Republic New York Corporation Common
     Stock Investment Option to another Investment Option in order to reduce the Member's Account Balance invested in the Republic New York Corporation Common Stock Investment Option to 50% of the Member's Account Balance. Notwithstanding the foregoing, a Member's previous valid election to invest in the Republic New York Corporation Common Stock Investment
     Option shall remain in effect with respect to all subsequent contributions on behalf of the Member under the Plan (even if more than 50% of the Member's Account Balance is invested in the Republic New York Corporation Common Stock Investment
     Option prior to such subsequent contribution) until the Member makes a new investment direction in accordance with
     Section 8.1(d) of the Plan.

              (ii)  For the 1991 Plan Year, only Employer
     Allocations and Qualified Nonelective Contributions may be invested in the Republic New York Corporation Common Stock Fund. For Plan Years after 1991, subject to the approval of the Securities and Exchange Commission and other applicable regulatory agencies, the restriction set forth in this clause (ii) shall no longer be applicable.



          (b) Subject to Section 8.1(a)(ii) (as such Section applies to the 1991 Plan Year), any amounts to be applied at any time for any Member to the purchase of units in any of the Investment Options shall be applied in the same proportions with respect to such Member's Savings Plus Contributions, Flex Fund Elective Deferrals, Employer Allocations, After-Tax Employee Contributions, Qualified Nonelective Contributions, and rollovers and transfers to the Plan, if any, and in multiples of 10 per cent.

             (c) If a Member shall fail to make an investment election (or if the Member's investment election is or becomes invalid), then the portion of such Member's Savings Plus Contributions, Flex Fund Elective Deferrals, Employer Allocations, After-Tax Employee Contributions, Qualified Nonelective Contributions and rollovers and transfers to the Plan for which the Member has not made a valid investment election pursuant to this Section 8.1 shall be applied to the purchase for him of units in the Money Market Investment Option (for periods prior to April 1, 1995, the Savings Fund).

             (d) Subject to the foregoing provisions of this Section and to Section 8.6, a Member's investment directions shall remain in effect with respect to all subsequent Savings Plus Contributions, Flex Fund Elective Deferrals, After-Tax Employee Contributions, Qualified Nonelective Contributions, and rollovers and transfers unless the Member makes a new investment direction pursuant to Section 8.1(a) of the Plan. Any such new investment election shall be made no later than the first Monday of the third month of a calendar quarter and, subject to this 8.1(d), shall go into effect on the immediately following
January 1, April 1, July 1 or October 1. Any election made after the first Monday of the third month of a calendar quarter shall be treated as a timely election made during the next calendar quarter. Notwithstanding the foregoing, for Plan Years prior to 1992, a Member may change his investment elections under this
Section 8.1(d) only during the spring or fall election period of a Plan Year to go into effect as of the immediately following July 1 or January 1. Notwithstanding the foregoing, with respect to a change of election for future contributions to a Member's Account, contributions made during the calendar quarter for which such change in election first becomes effective will initially be invested in money market mutual funds and will not be invested in the Investment Option elected by the Member and in effect as of the first day of the calendar quarter until the first business day of the following calendar quarter; provided, however, that amounts elected to be invested in the Republic New York Corporation Common Stock Investment Option as in effect as of the first day of the calendar quarter shall, subject to the availability of funds and to the regulations issued by the Securities and Exchange Commission, be invested in such Investment Option during the period commencing on the first business day of the following calendar quarter through the fifteenth business day of such calendar quarter.

             8.2 Valuation of Investment Units. Initially, the value of each unit in each of the Investment Options shall be $1.00, and one unit in any such Option shall be credited to each Member for each $1.00 applied to the purchase for such units in such Investment Option elected by the Member pursuant to Section
8.1 of the Plan. Thereafter, the Committee shall determine the value of units in each Investment Option as of each Valuation Date by dividing the fair market value of all property in each such Investment Option as of such Valuation Date (after deducting any expenses or other amounts then properly chargeable against the particular Option) by the number of units then outstanding to the credit of all Members in each such Investment Option.



     8.3 Investment Option Transfers. Subject to Section 8.1(a)(ii) (as such Section applies to the 1991 Plan Year), a Member may elect, at any time on or prior to the first Monday of the third month of a calendar quarter, in the form and manner prescribed by the Committee, to have the proceeds from the redemption of multiples of 10% of the units from such Member's Savings Plus Contributions, Flex Fund Elective Deferrals, After-Tax Employee Contributions, Employer Allocations, Qualified Nonelective Contributions, Personal Contributions and rollovers and transfers to the Plan in an Investment Option as of the immediately following March, June, September or December Valuation Date, as the case may be, applied to the purchase for such Member of units in any or all of the other Investment Options. Such redemptions and purchases shall be effected as of the immediately following March, June, September or December Valuation Date of such Plan Year, as the case may be, and units redeemed and purchases shall have the value determined therefor as of such date; provided, however, that if a Member elects to have amounts transferred to the Republic New York Corporation Common Stock Investment Option from another Investment Option, the Republic New York Corporation Common Stock shall, subject to the availability of funds and to the regulations issued by the Securities and Exchange Commission, be purchased for the Member's Accounts within 15 business days of the Valuation Date as of which the Member's election becomes effective. Notwithstanding the foregoing, for Plan Years prior to 1992, a Member may elect to make an Investment Option transfer under this Section 8.3 only during the spring or fall election period of a Plan Year to go into effect as of the immediately following June or December Valuation Date. Further, for the 1991 Plan Year only, amounts may not be transferred to the Republic New York Corporation Common Stock Investment Option from any of the other Investment Options set forth in Section 8.1, to the extent that such amounts are not attributable to Employer Allocations and Qualified Nonelective Contributions.

          8.4 Fractional Investment Units. Fractions of units, as well as whole units, in an Investment Option may be redeemed or purchased for the credit of Members.

             8.5 Additional Dates for Investment Election. The Committee may, in its discretion, prescribe additional dates on which a Member's investment directions may be changed or on which Member's units in each Investment Option may be redeemed and the proceeds used to purchase units in the other such Investment Options.

             8.6 Special Investment Rules for the April 1, 1995 Calendar Quarter. Notwithstanding the foregoing, the following special rules apply with respect to the election of Investment Options solely for the calendar quarter commencing April 1, 1995 (the date the investment options under the Plan were changed, as described in Section 8.1(a)):

                  (i) Members shall elect to make changes with respect to the Investment Options in their Account Balances as of March 31, 1995 to the new Investment Options that are effective as of April 1, 1995 and make Investment Option elections with respect to contributions to the Plan for the calendar quarter commencing April 1, 1995, by March 6, 1995.

                 (ii) If the Member does not make a valid election regarding Investment Options by March 6, 1995, the Member's Account Balance shall be transferred to the Money Market Investment Option on April 1, 1995. Notwithstanding the foregoing, amounts previously invested in the Republic New York Corporation Common Stock Fund shall continue to remain invested in the Republic New York Corporation Common Stock Investment Option; provided, however, that contributions for the calendar quarter commencing April 1, 1995 shall be invested in the Money Market Investment Option in the absence of a valid election of another Investment Option.

                (iii)  The investment rules for the periods
     preceding and following the calendar quarter commencing April 1, 1995 shall not be affected by this Section 8.6, but shall be governed by the other Sections set forth in this
     Article VIII.

             8.7 Member-Directed Investments Under Section 404(c) of ERISA. Effective January 1, 1994, notwithstanding anything herein to the contrary, each Member and Beneficiary is authorized and empowered, and shall be solely responsible, for the selection from among the investment alternatives permitted under Section
8.1 of the Plan. The Member shall give written directions to the Committee in such form as the Committee may require (or, to give telephonic directions, if permitted by the mutual fund) concerning the investment of all assets held in the Member's or Beneficiary's Accounts under the Plan, which directions shall be followed by the Trustee. Investment directions by Plan Members and Beneficiaries with respect to all contributions made under the Plan shall be furnished to the Trustee by the Committee.

             Neither the Trustee, the Committee, nor the Employer shall be under any duty to question any such direction of a Member or Beneficiary. The Trustee shall comply as promptly as is practicable with the directions given by a Member or by a Beneficiary in accordance with the terms of the Plan and shall confirm the receipt of the Member's (or Beneficiary's) direction as well as confirm the Trustee's execution of the Member's (or Beneficiary's) direction. Neither the Trustee, the Committee nor the Employer shall be responsible or liable for any loss or expense which may arise from or result from compliance with any directions from the Member or Beneficiary. All costs and expenses relating to compliance with a Member's or Beneficiary's directions shall be borne by the Member's or Beneficiary's Accounts under the Plan.

             The Company intends that this Plan allow all Members and Beneficiaries to direct the investment of all contributions to the Plan in a manner that conforms to Section 404(c) of ERISA and DOL Regulation Section 2550.404c-1 and that the Plan and Trust be operated and administered in accordance with such provisions.

             8.8 Miscellaneous Provisions Regarding Investment of Assets. In addition to the investments set forth in this Article, the Trustee may:

          (a) retain uninvested, or sell, investments to provide amounts of cash required for purposes of any Investment Option set forth in this Article VIII or to provide for necessary Plan liquidity for Plan administrative needs such as hardship withdrawals. Pending investment or amounts held in any such investment option, the Trustee may temporarily invest such amounts in money markets and/or other evidences of ownership or indebtedness of a short-term nature; or

          (b) invest and reinvest in interests in any trust fund that has been or shall be created and maintained by the Company as trustee for the collective, short-term investment of funds of trusts for employee-benefit plans qualified under Section 401(a) of the Code.

             8.9 Construction of this Article. If a provision in this Article conflicts with a provision of the Profit Sharing and Savings Plan of Republic National Bank of New York Amendatory Declaration of Trust, as amended (the "Trust Agreement"), the provisions of the Trust Agreement shall be determinative.

                           ARTICLE IX

         MANDATORY DISTRIBUTIONS AND DISTRIBUTIONS AFTER DEATH


             9.1  Mandatory Distributions.  The vested Account
Balance of a Member shall be entirely distributed to such Member or shall commence to be distributed to such Member not later than April 1 of the calendar year following the calendar year in which the Member attains age seventy and one-half (70-1/2).
Notwithstanding the foregoing, a Member who attained the age of 70-1/2 prior to January 1, 1988, and who is not a "5-percent owner," as defined in Section 1.401(a)(9)-1, B-2(d) of the Proposed
Treasury Regulations, shall not be required to commence receiving a distribution of his Account Balance until the later of such Member's Retirement or attainment of age 70 per cent occurs. In addition, a Member who attained the age of 70 per cent during 1988 and who has not retired as of January 1, 1989, shall not be required to commence receiving a distribution of the Account Balance until April 1, 1990.

             If, under Section 6.2(a)(iii) of the Plan, a Member's vested Account Balance is distributed in installments over five years, such installment payments shall be made over one of the following periods (in accordance with regulations prescribed by the Secretary of the Treasury):

               (i)  The life of the Member;

              (ii)  the joint lives of the Member and his
     designated Beneficiary or Beneficiaries;

             (iii)  a period not extending beyond the life
     expectancy of the Member; or

              (iv) a period not extending beyond the joint life expectancy of the Member and his designated Beneficiary or Beneficiaries.

             9.2 Distributions After Death. (a) If a Member has begun to receive his Account Balance in accordance with Section 9.1, and he dies before his entire Account Balance has been distributed to him, the remaining portion of such Account Balance shall be distributed at least as rapidly as under the method of distribution being utilized under Section 6.2 as of the date of his death.

             (b) If a Member dies before he has begun to receive his Account Balance, his entire Account Balance shall be distributed within five (5) years following the date of his death; provided, however, that this provision shall not be applicable if:

               (i) the Member's Account Balance is payable to or for the benefit of a designated Beneficiary;

              (ii)  the Member's Account Balance will be
     distributed (in accordance with regulations prescribed by the Secretary of the Treasury) during the life of such designated Beneficiary; and

             (iii) such distribution commences not later than one year after the date of the Member's death (or such later date as prescribed in regulations promulgated by the Secretary of the Treasury);

              (iv) and further provided, however, that if the designated Beneficiary referred to in Subsection (i) is the Employee's surviving spouse, the distribution under subsection (iii) need commence no earlier than the date on which the Employee attains age seventy and one-half (70 per cent). If the Member's surviving spouse dies before the distribution of benefits to such spouse has begun, the preceding provisions of this subparagraph (b) shall apply to such spouse in the same manner as if such spouse were the Member.

             (c) The payment shall be made to the Member's Beneficiary as soon after the Member's death as the Committee shall determine to be administratively practicable; provided, however, that the Account Balance of such Member shall be available to the surviving spouse of such Member no later than 90 days after such Member's death.

             9.3 Life Expectancy. For purposes of Sections 9.1 and 9.2, the life expectancy of an Employee and an Employee's spouse may be redetermined not more frequently than annually (other than in the case of a life annuity).

             9.4 Prior Election. The provisions of Sections 9.1 through 9.3 shall not be applicable to the extent that a Member has made an election prior to January 1, 1984 in accordance with
Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982, as amended, and such election would not have disqualified the Plan prior to such date.

             9.5 Code Section 401(a)(9) Incorporated by Reference. Notwithstanding anything else in the Plan to the contrary, all distributions will be made in accordance with Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations (and any successor provisions), which is hereby incorporated by reference into the Plan.

             9.6 Missing Members. If a Member's Account Balance is forfeited because he or his Beneficiary cannot be found, such Account Balance shall be reinstated if a claim is subsequently made by the Member or his Beneficiary.

             9.7 Designation of Beneficiary. (a) Subject to paragraphs (b) and (c) of this Section 9.7, a Member shall designate a Beneficiary or Beneficiaries and may designate a contingent Beneficiary or Beneficiaries to receive a distribution of his Account Balance upon his death. Such Member may change his Beneficiary designation at any time. Such designation, or change in designation, of a Beneficiary shall be made on a form prescribed by the Committee and in the manner prescribed by the Committee.

             (b) In case of death of a married Member, the Member's surviving spouse shall be deemed to be the Member's Beneficiary to receive the distribution of the Member's Account Balance unless such surviving spouse has consented to the designation by the Member of other Beneficiaries. No consent of the spouse under this Section shall be effective unless either (i) such consent is in writing, the terms of such consent acknowledge its effect, the execution of such consent is witnessed by a person representing the Plan or a notary public, as the Committee may determine, and such consent otherwise complies with such rules as the Committee may adopt, or (ii) it is established to the satisfaction of the Committee that the required consent cannot be obtained because the Member does not have a spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.
Any such consent by a Member's spouse (or establishment that such consent of a spouse cannot be obtained) shall be effective only with respect to such spouse. The spouse's consent shall be effective only with respect to the alternative Beneficiary set forth in the waiver form; provided, however, that the spouse may execute a general waiver if such waiver meets the requirements of this Section and which, in addition, provides that the spouse acknowledges that such spouse has the right to limit consent to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right. In addition, a spouse may execute a general consent that is limited to specific Beneficiaries. If spousal consent is obtained or if, in accordance with clause (ii) of this paragraph (b), it is established that such consent cannot be obtained, then such Member may from time to time, subject to the consent form executed by the Member's spouse, designate or change a Beneficiary or Beneficiaries under the Plan to receive the distribution of the Member's Account Balance.

             (c) If a Member's spouse has consented to the designation of an alternate Beneficiary, then the Member shall designate such Beneficiary in a time and manner determined by the Committee; provided, however, that if (i) the Member has not effectively designated a Beneficiary, or (ii) the Beneficiary designated by the Member has not survived the Member and no alternative designation of Beneficiary shall be effective, then, subject to the consent form executed by the Member's spouse, the Member's Beneficiary shall be deemed to be the estate of the deceased Member.

             (d) If the Member's Beneficiary cannot be located for a period of one year following death, despite mailing to such Beneficiary's last known address, and if the Beneficiary has not made a written claim for benefits within such a period to the Committee, such Beneficiary shall be treated as having predeceased the Member. The Committee may require such proof of death and such evidence of the right of any person to receive all or part of the benefit of a deceased Member as the Committee may deem desirable.

             9.8 Proof of Death and Beneficiary. The Committee may require such proof of death and such evidence of the right of a Beneficiary to receive all or part of the death benefit of a deceased Member as the Committee may deem desirable.

             9.9 Commutation of Payments to Estate. Any payments owing to a Member's estate under this Plan shall be paid in a lump sum cash payment, as described in Section 6.2(a)(i).

                            ARTICLE X

                            THE TRUST FUND


             10.1 Trust. As of the Effective Date, a Trust Fund has been created under a declaration of trust by the Company under which it acts as Trustee. The provisions of the trust instrument contain and shall contain such powers in the Trustee as to investment, control and disbursement of the Trust Fund, and such other provisions not inconsistent with the Plan, applicable laws and regulations, as the Board may from time to time authorize.
The Trustee shall use the Trust Fund to maintain the Investment Options set forth in Article VIII of the Plan. Where permitted by the terms of the respective Investment Options, the Trustee may in accordance with applicable laws and governmental regulations hold amounts of cash on deposit with the Company and/or maintain savings and/or time accounts (including, without limitation, accounts evidenced by certificates of deposit) with the Company. The Trustee may, in its discretion, invest amounts held in any of the Investment Options in any commingled trust fund of investments which meet the requirements of Section 401(a) of the Code. Further, the Trust Fund may acquire and hold "qualifying employer securities," as defined in Section 407(d)(5) of ERISA.

            10.2 Investment Manager. (a) The Trustee may appoint one or more investment managers, as defined in Section 3(38) of ERISA, to manage, acquire and dispose of any assets of the Plan. Any such investment manager shall be an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in that Act, or an insurance company qualified to perform investment services under the laws of at least two States. The appointment of any such investment manager shall not be effective until such investment manager has acknowledged in writing that it is a fiduciary with respect to the Plan.

                  (b)  If an investment manager is appointed
pursuant to this Section 10.2, the Trustee shall not be liable for the investment manager's acts or omissions unless the Trustee

               (i) knowingly participates in or conceals the investment manager's breach of fiduciary duty, knowing that it is a breach,

              (ii) enables the investment manager to commit a breach by failure of the Trustee to act prudently, or

             (iii) has knowledge of a breach by the investment manager and has not made reasonable efforts under the circumstances to remedy the breach.

                           ARTICLE XI

                        ROLLOVERS AND TRANSFERS


            11.1 Rollover Amounts. An Employee may, with the consent of the Committee, make the following transfers to the Trust Fund:

               (a)  Transfer from a Qualified Plan.  Subject to
Section 12.3, an Employee may transfer to the Trust Fund all or a portion of the cash received or the proceeds from the sale of the property received by such Employee from a plan qualified under
Section 401(a) of the Code provided that (i) the amount received was an "eligible rollover distribution" (as defined in Section 11.4) received by the Employee from such qualified plan, and (ii) the Employee transfers to the Trust Fund the cash received or the proceeds from the sale of the property received in such distribution within sixty (60) days from the date on which the Employee received such property. In addition, no part of such transfer may be attributable to contributions made on behalf of an Employee who was a five percent owner (within the meaning of Section 7.2(c)) in a Top-Heavy Plan (as defined in Section 416(g) of the Code) when such contributions were made.

                  (b) Transfer from Individual Retirement Account. Subject to Section 11.3, an Employee may transfer to the Trust
Fund the entire amount received by the Employee in cash from an individual retirement account (as defined in Section 408 of the Code) provided that (i) no amount in the account is attributable to any source other than a rollover contribution from a plan qualified under Section 401(a) of the Code and earnings on such rollover contribution, (ii) the Employee transfers to the Trust Fund all of the property the Employee received in such distribution within sixty (60) days from the date on which he received such property, and (iii) at no time during the one-year period ending on the date of such receipt did such Employee receive any other amounts from an individual retirement account, individual retirement annuity or retirement bond which were not includible in the Employee's gross income.

                  11.1.1 Segregation of Rollover Amounts. (a) All property transferred to the Trust Fund under Section 11.1 shall be invested in accordance with Section 8.1 of the Plan and shall be held and accounted for by the Trustee separate and apart from the Employee's Accounts set forth under
     Section 5.10 of the Plan.

                  (b) An Employee shall at all times be one hundred percent (100%) vested in the property transferred to the Trust Fund under Section 11.1. Such property shall be distributed to the Employee or Beneficiary within the time required for distribution of the Employee's Account Balance pursuant to Article X.

            11.2 Trustee to Trustee Transfers. (a) The Trustee, at the direction of the Committee, may transfer all of the property representing an Employee's Account Balance to the trustee(s) of any trust qualified under Section 401(a) of the Code.

                  (b) Subject to Section 11.3, the Trustee at the direction of the Committee, may accept as part of the Trust Fund, funds transferred to the Trust Fund from a trust qualified under
Section 401(a) of the Code. Such funds shall be invested in accordance with Section 8.1 of the Plan and shall at all times be maintained by the Trustee in a segregated account separate and apart from an Employee's accounts set forth under Section 5.10 of the Plan.

                  (c) An Employee shall at all times be one hundred percent (100%) vested in any funds transferred to the Trust Fund under this Section 11.2. Such funds shall be distributed to the Employee or such Employee's Beneficiary within the time required for distribution of the Employee's Account Balance pursuant to
Article X.

            11.3 Limitation Regarding Transfers. Notwithstanding the foregoing, the determination as to whether the Trustees shall accept any transfers under this Article shall be completely discretionary with the Committee, provided that such determination is made on a nondiscriminatory basis.

            11.4 Direct Rollover Distribution to an Eligible Retirement Plan. This Section 11.4 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 11.4, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

            An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

            An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified defined contribution plan described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

            A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

            A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                           ARTICLE XII

                            ADMINISTRATION


            12.1 Employee Benefits and Compensation Committee. (a) The Board shall appoint an Employee Benefits and Compensation Committee of not less than three of its number, which shall administer the Plan in accordance with its terms. The Committee may, but need not, consist of the same members as the Committee serving under the Company's Retirement Plan; provided, however, that only members of the Board who are not Members or former
Members shall be eligible to serve on the Committee. Each member of the Committee shall serve for one Plan Year and until his successor is appointed. The Board may remove a Committee member at any time and appoint a successor to complete his term. The Committee shall elect a Chairman and may appoint a Secretary who need not be a member of the Committee.

                  (b) The members of the Committee shall serve without compensation for service as such, but the Company shall pay or reimburse the Committee for all expenses reasonably incurred and the Company shall indemnify the Committee and each member thereof against loss occurred by any act or omission to act taken or determined upon it or by him, except any such act or omission which is due to willful misconduct, fraud or lack of good faith.

            12.2 Duties of the Committee. The Committee shall have the responsibility of administering the Plan and carrying out the provisions thereof. The Committee shall maintain proper records showing the age and service history of each Employee eligible to be a Member, and also maintain such accounts covering fiscal transactions under the Plan and such other accounts and records as the Committee shall deem necessary or appropriate. The
Committee may make such administrative rules and hold meetings at such times as it may deem proper. Action by the Committee shall be by a majority vote, and minutes of any action taken shall be recorded.

            12.3 Powers of the Committee. (a) The Committee shall have the exclusive right, power, and authority, in its sole and absolute discretion, to administer, apply and interpret the Plan, Trust agreement and any other Plan documents and to decide all matters arising in connection with the operation or administration of the Plan. Without limiting the generality of the foregoing, the Committee shall have the sole and absolute discretionary authority to: (1) take all actions and make all decisions with respect to the eligibility for, and the amount of, benefits payable under the Plan; (2) formulate, interpret and apply rules, regulations and policies necessary to administer the Plan in accordance with its terms; (3) decide questions, including legal or factual questions, relating to the calculation and payment of benefits under the Plan; (4) resolve and/or clarify any ambiguities, inconsistencies and omissions arising under the Plan, Trust agreement or other Plan documents; and (5) process, and approve or deny, benefit claims and rule on any benefit exclusions. All determinations made by the Committee with respect to any matter arising under the Plan, Trust agreement and any other Plan documents shall be final and binding on all affected Plan Members (and their Beneficiaries).

                  (b) The Committee may engage the service of legal counsel (who may also represent the Company and/or the Trustee) and such actuarial and other services as it deems advisable for the proper administration of the Plan. The Committee may direct that the costs of such services, and such other reasonable expenses as may be incurred in the administration of the Plan, shall be paid out of the funds of the Plan, unless the Company shall pay them.

                  (c) The Members of the Committee may provide for the allocation and delegation of all or part of their duties hereunder as they, in their sole discretion, may decide.

                  (d) If the Committee shall determine that by reason of illness, senility, insanity, or for any other reason, it is undesirable to make any payment to the Member, former Member, Beneficiary or any other person entitled thereto, the Committee shall be at liberty to direct the application of any amount so payable to the use or benefit of such person in any manner that the Committee may deem advisable. The Committee shall also be at liberty to direct the withholding of any payment under the Plan due to any person under legal disability until a representative competent to receive such payment in his behalf shall be appointed pursuant to law.

                  (e) Subject to Section 16.2, the right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation, or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts. Should any Member, former Member, Beneficiary or other person attempt to anticipate, alienate or assign his interest in or right to a benefit, or should any person claiming against him seek to subject such interest or right to legal or equitable process, all the interest or right of such Member or former Member, Beneficiary or other person in the Plan shall cease, and in that event such interest or right shall be held or applied, at the direction of the Committee, for or to the benefit of such Member or former Member, Beneficiary or other person or his spouse, children, or other dependents in such manner and in such proportion as the Committee may deem proper.

                  (f) A member of the Committee shall not be liable for any act of omission or commission by himself or by the Committee, except as provided by law and except for his own individual willful and intentional malfeasance.

                  (g) The Employer hereby agrees to indemnify and save harmless each person now or hereafter acting as a member of the Committee, and any member of the Board of Directors or officer of the Employer or other employee of the Employer or any affiliate (other than the Member with respect to the Member's direction of investments pursuant to Article VIII) who performs any services, or has any responsibilities, under the Plan, from all loss or damage that may or might result from his acts in such connection, except such acts as constitute willful misconduct upon his part.

                  (h)  Claims Procedure.  Any application for
benefits by a Member or his Beneficiary submitted to the Committee on the appropriate form shall constitute a claim. In any instance where such claim is denied in whole or in part by the Committee, their decision shall be submitted in writing to the Member or his Beneficiary setting forth the following:

                    (a)  Basis for denial of claim;

                    (b)  Plan provision on which denial is based;

                    (c)  Description of any additional
                         information required of the Member or
                         his Beneficiary; and

                    (d)  An explanation of the procedures for
                         reviewing claims under the Plan.

            Upon receipt of denial of a claim, the Member or Beneficiary may submit to the Committee within 60 days an appeal requesting further review. Upon receipt of a request for review, the Committee will meet and render a decision by not later than 120 days following the receipt of such request. The Committee's ultimate decision shall be submitted to the Member or his Beneficiary in writing setting forth all specific information on which such decision has been based.

                  (i) The foregoing powers of the Committee shall be in addition to such other powers as may be conferred upon it by other provisions of the Plan.

                          ARTICLE \066

                        MORE THAN ONE EMPLOYER

            13.1 Merger of Plans. In the case of any merger, consolidation, or transfer of the assets or liabilities of the Plan to any other plan, the terms of such merger, consolidation, or transfer shall be such that each Member would receive, if the plan then terminated, a benefit which would be no less than the benefit which he would have received if this Plan terminated immediately before such merger, consolidation or transfer.

            13.2 Inclusion of Employers and Cessation of Employer Status. Any corporation may become an adopting Employer if, with the consent of the Company, it agrees to adopt the Plan and files with the Company such written instruments evidencing such adoption as may be required by the Company. Any adopting
Employer may cease being an Employer under the Plan by filing with the Company such written instruments evidencing such cessation as may be required by the Company.

            13.3 Transfer of Employees Between Employers. A transfer of employment of a Member from one Employer to another Employer shall not be deemed a termination of employment for purposes of participation in the Plan. Such Member's Years of Service with all Employers under the Plan shall be aggregated provided that simultaneous employment with more than one Employer shall be treated as one period of service.

            13.4 Successor Employers. In the event of the dissolution, merger, consolidation or reorganization of an Employer, provision may be made for the Plan and Trust to be continued by the Employer's successor and, in that event, the successor shall be substituted for the Employer under the terms of the Plan. The substitution of the successor shall constitute an assumption by the successor of all Plan liabilities to which the Employer was subject and the successor thereafter shall have all the powers, duties and responsibilities of the Employer under the Plan.

                           ARTICLE XIV

                       AMENDMENT AND TERMINATION


            14.1 Amendment. The Company, by resolution of the Board, at any time and from time to time, may amend in whole or in part any or all of the provisions of the Plan. However, (i) no amendment shall authorize or permit any part of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of Members and Beneficiaries or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer prior to the satisfaction of all liabilities of the Plan to Members and Beneficiaries; and (ii) no amendment (except to the extent that it is made retroactive to secure a favorable determination as to the initial or continued qualification of the Plan under the Code) shall reduce the "accrued benefit" (as such term is determined under Section 411(d)(6) of the Code) of any Member or Beneficiary existing immediately prior to such amendment.

            14.2 Termination. (a) The Company, by resolution of the Board, at any time, may terminate the Plan.

                  (b) Upon any termination, or partial termination, of the Plan, or upon complete discontinuance of an Employer's contributions hereunder, the rights of all affected Members and Beneficiaries having an interest in the Trust Fund at the effective date of such termination, partial termination or discontinuance in the amounts credited to their Account Balances shall be nonforfeitable, and the Committee shall direct the Trustee to distribute to each such affected Member and Beneficiary the full value of the undistributed Account Balance at that date by paying the full amount to be distributed in one single payment. In the case of a partial termination, the nonforfeitable rights shall be applicable only to the portion of the Plan terminated. In the case of a discontinuance of contributions, the nonforfeitable rights shall be applicable only to Employees of the Employer which discontinued its contributions.

                  (c) Notwithstanding any termination of the Plan or discontinuance of the Employer contributions hereunder, the provisions of Article XII hereof and the declaration of trust pursuant to Article X shall continue in effect until the Trustee shall have completed the distribution of the Trust Fund and its accounts have been settled.

                           ARTICLE XV

                        VOTING AND OTHER RIGHTS


            15.1 Voting. Each Member who has invested in RNYC Stock shall be entitled to instruct the Trustee as to the manner in which the Republic New York Corporation Common Stock ("RNYC Stock") held in the Republic New York Corporation Common Stock Investment Option (the "RNYC Stock Investment Option") attributable to the Member's Account Balance shall be voted on each matter brought before an annual or special stockholders' meeting of Republic New York Corporation (the "Corporation"). Before each such meeting of stockholders, the Company shall cause the Corporation to furnish to each Member who has invested in RNYC Stock a copy of all proxy solicitation materials, together with a form requesting confidential instructions to be given to the Trustee on how the RNYC Stock attributable to the Member's Account Balance shall be voted on each such matter. Upon timely receipt of such instructions, the Trustee shall on each such matter vote such RNYC Stock as instructed. Where no such voting instructions have been received by the Trustee, the Trustee shall vote such RNYC Stock as to which timely instructions were not received by the Trustee in the same proportion as shares of RNYC Stock as to which timely instructions have been received by the Trustee.

            15.2 Tender or Exchange Offer. (a) Each Member who has invested in RNYC Stock shall have the right, based upon the RNYC Stock held in the RNYC Stock Investment Option attributable to the Member's Account Balance, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer for such RNYC Stock and the Trustee shall tender or not tender such RNYC Stock for each such Member's Account based upon such instructions. The Company shall utilize its best efforts to cause the Corporation to timely distribute or cause to be distributed to each Member who has invested in RNYC Stock such identical written information (if any) as will be distributed to stockholders of the Corporation in connection with any such tender or exchange offer and a tender or exchange offer instruction form for return to the Trustee or its designee.

                  (b) The form described in Section 15.2(a) shall show the number of full shares of RNYC Stock attributable to the Member's Account Balance (whether or not vested) and shall provide a means for him or her to (i) instruct the Trustee whether or not to tender such shares and (ii) specify the Investment Option(s) under the Plan in which the proceeds of any sale shall be invested in the event such shares are sold pursuant to the tender offer. Such form shall also advise each Member who has a portion of his or her Account Balance invested in the RNYC Stock Investment Option that, in the event the Trustee is not provided with tender or exchange instructions, the Trustee shall not tender or exchange shares of RNYC Stock as to which timely instructions were not received by the Trustee. Such form shall further advise that, in the event a Member's RNYC Stock is sold and the Member has not specified the Investment Option(s) in which the proceeds shall be invested, such proceeds shall be invested in the Money Market Investment Option (for periods prior to April 1, 1995, the Savings Fund), until a further investment election is made by the Member pursuant to the Plan. Except for the foregoing, the Company shall not cause the Corporation to provide to the Member any information or guidance not provided to all stockholders. Upon receipt of such instructions, the Trustee shall tender or not tender (or withdraw from tender) or exchange such RNYC Stock in accordance with such instructions, and the Trustee shall not tender or exchange any such shares of RNYC
Stock as to which timely instructions were not received by the Trustee.

                  (c) In implementing the foregoing procedures, the Company will act fairly, in the best interests of each Member who has invested in RNYC Stock, and in a manner which will not impose undue pressure on any such Member as to what tender or exchange offer instructions he or she should give to the Trustee. The giving of an instruction to the Trustee to tender or exchange
RNYC Stock shall not be deemed to constitute withdrawal or suspension from the Plan or forfeiture of any portion of such a Member's interest in the Plan. Accounts shall be adjusted appropriately to reflect the Trustee's execution of their instructions, or if no instructions were received, to reflect the Trustee's actions on their behalf in accordance with this Article
XV. Proceeds resulting from the sale of any RNYC Stock shall be invested in the Investment Option(s) specified by the Member in his or her instructions to the Trustee and, in the absence of such instructions, such proceeds shall be invested in the Money Market Investment Option (for periods prior to April 1, 1995, the Savings Fund), until a further investment election is made by the Member pursuant to the Plan.

            15.3 Member is Named Fiduciary. Notwithstanding anything in the Plan to the contrary, each Member is, for purposes of this Article, hereby designated a "named fiduciary," within the meaning of Section 402(a)(1) of ERISA, with regard to his Account Balance.

            15.4  Effective Date.  The provisions of this Article
XVI shall be effective as of January 1, 1992.

                           ARTICLE XVI

                             MISCELLANEOUS

            16.1 Rights of Members. An Employer shall have no liability in respect to the payment of benefits or otherwise under the Plan, except to pay over to the Trustee as provided in the Plan such contributions as are made by the Employer; and the Employer shall have no liability in respect to the administration of the Trust or of the Fund held by the Trustee, and each Member and/or Beneficiary shall look solely to the Fund for any payments or benefits under the Plan. No Member shall have any right or claim to any benefit under the Plan except in accordance with the provisions of the Plan, and then only to the extent that there are funds available therefor in the hands of the Trustee. The establishment of the Plan shall not be construed as creating any contract of employment between the Employer and any Employee or otherwise conferring upon any Employee or other person any legal right to continuation of employment, nor as limiting or qualifying the right of the Employer to discharge any Employee without regard to the effect that such discharge might have upon his rights under the Plan.

            16.2  Qualified Domestic Relations Order.
(a) Definition. The term "qualified domestic relations order" means any judgment, decree, or order, including approval or a property settlement agreement (a "domestic relations order"), which:

               (i) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Member;

              (ii)  is made pursuant to a state domestic
     relations law (including a community property law); and

             (iii)  which meets the requirements of subparagraph
     (b).

                  (b)  Requirements.  The provisions of Section
13.3(e) shall not be applicable to a qualified domestic relations order and payment of benefits shall be made in accordance with the terms of such order provided that such order:

               (i) creates or recognizes the existence of an alternate payee's (as hereinafter defined) right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable to a Member under the Plan;

              (ii)  clearly specifies

                    (1)  the name and the last known mailing
         address (if any) of the Member and the name and mailing address of each alternate payee covered by the order;

                    (2) the amount or percentage of the Member's benefits to be paid by the Plan to each such alternate payee or the manner in which such amount or percentage is to be determined;

                    (3)  the number of payments or period to
         which such order applies; and

                    (4)  the name of each Plan to which such
         order applies;

             (iii) does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

              (iv)  does not require the Plan to provide
         increased benefits (determined on the basis of actuarial value); and

               (v) does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.

                  (c) Payments Prior to Separation from Service. In the case of any payment made before a Member has separated from the service of the Employer, a qualified domestic relations order shall not be considered as failing to meet the requirements of subsection (iii) of subparagraph (b) solely because such order requires that payment of benefits be made to an alternate payee:

               (i) on or after the date on which the Member attains (or would have attained) the earliest retirement age which shall be defined, for purposes of this Section 16.2, as the earlier of (i) the date the Member is entitled to a distribution under the Plan or (ii) the date which is ten
     (10) years prior to a Member's Normal Retirement Age;

              (ii) as if the Member had retired on the date on which such payment is to begin under such order (but taking into account only the value of the Member's current Account Balance and not taking into account the value of any subsidy of the Employer for early retirement); and

             (iii) in any form in which such benefits may be paid under the Plan to the Member (other than in the form of a joint and survivor annuity with respect to the alternate payee and his subsequent spouse.

               (d) Former Spouse. (i) To the extent provided in any qualified domestic relations order the former spouse of a Member shall be treated as a surviving spouse of such Member for purposes of Section 401(a)(11)(d) of the Code; and

              (ii)  if married for at least one year to the
     Member, such former spouse shall be treated as meeting the requirements of Section 417(d) of the Code.

               (e) Notice. The Committee shall promptly notify a Member and any other alternate payee of the receipt of a domestic relations order and of the Plan's procedure for determining whether the order qualifies as a qualified domestic relations order under this Section 16.2. Within a reasonable period of time after the receipt of such order, the Committee, in accordance with such procedures as it shall from time to time establish, shall determine whether such order qualifies as a qualified domestic relations order under this Section 16.2 and shall notify the Member and each alternate payee of such determination.

         During any period of time in which the issue of whether a domestic relations order qualifies as a qualified domestic relations order under this Section 16.2 is being determined by the Committee, by a court of competent jurisdiction, or otherwise, the Committee shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order under this Section 16.2. If within eighteen (18) months it is determined that such order is a qualified domestic relations order, the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. If within eighteen (18) months it is determined that such order is not a qualified domestic relations order under this Section 16.2, or the issue as to whether such order so qualifies is not resolved, then the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a qualified domestic relations order under this Section 16.2 which is made after the end of the eighteen-month period shall be applied prospectively only.

               (f) Definition of Alternate Payee. The term "alternate payee" means any spouse, former spouse, child, or other dependent of a Member who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Member.

               (g)  Transitional Rules.  The provisions of this
Section 16.2 shall become effective as of January 1, 1985;
provided, however, that in the case of a domestic relations order entered before such date, the Committee:

               (i)  shall treat such order as a qualified
     domestic relations order under this Section 16.2 if the Trustee is paying benefits pursuant to such order on January 1, 1985; and

              (ii) may treat any other domestic relations order entered before January 1, 1985 as a qualified domestic relations order even if such order does not meet the requirements of the preceding provisions of this Section
     16.2.

               (h)  Code Section 414(p) Incorporated by
Reference. Qualified domestic relations order status shall in all cases be determined in accordance with Section 414(p) of the Code.

         16.3 Return of Contributions. (a) The Plan has been adopted upon the condition that it shall be qualified under
Section 401(a) of the Code, that the Trust shall be exempt from taxation under Section 501(a) of the Code, and that contributions thereto shall be deductible by an Employer for federal income tax purposes. If the Plan does not initially so qualify, any contribution of an Employer conditioned upon such initial qualification may be returned to the Employer within one year after the date of the denial of the qualification of the Plan.

               (b) Employer contributions to the Plan are made on the condition that they are deductible under Section 404 of the Code. In the event that the Internal Revenue Service disallows a deduction for all or a portion of such contributions, such contributions (to the extent of the disallowance) shall be returned to the Employer within one year after the date of the disallowance.

               (c) Any contribution to the Plan which was made because of a mistake of fact may be returned to the Employer within one year after the contribution was made.

         16.4 No Diversion. The Plan is established for the exclusive benefit of the Members and Beneficiaries of the Plan. Except as provided in Section 16.3, no assets of the Plan or Trust may revert to an Employer nor may such assets be used for any purpose other than payment of expenses of the Plan and payment of benefits to Members and Beneficiaries.

         16.5 Commencement of Benefits. Unless a Member elects otherwise in writing, payment of benefits to such Member shall commence no later than the sixtieth (60th) day after the latest of the end of the Plan Year in which (1) the Member attains the earlier of age sixty-five (65) or the normal retirement date under the Plan, (2) occurs the tenth (10th) anniversary of the date on which the Member commenced participation in the Plan, or
(3) the Member terminates his employment with an Employer. Subject to Section 9.1, if a Member makes an election to defer payment of benefits, the Member shall submit the amount of such benefits and the date on which payment shall commence.

         16.6 Benefits Paid Solely from Trust Fund. All benefits payable under the Plan shall be paid and provided for solely from the Trust Fund, and the Employer shall have no liability or responsibility therefor.

         16.7 Gender. Words used in the masculine gender shall be deemed to include similar words in the feminine gender where appropriate. Words used in the singular number shall be deemed to include similar words in the plural number where appropriate and words used in the plural number shall be deemed to include similar words in the singular number where appropriate.

         16.8 Law Governing. The Plan is established under and shall be construed and administered in complete accordance with ERISA, and, to the extent not preempted by ERISA, the laws of the State of New York.

         16.9 Illegal Provisions. If any provision of this Plan is held to be illegal, invalid or unenforceable for any reason, this shall not affect any other provision of the Plan, and this Plan shall be construed as if said illegal, invalid or unenforceable provision had never been inserted herein.

         16.10 No Additional Rights Created. Neither the establishment of this Plan, nor any modification thereof, nor the payment of any benefits hereunder, shall be construed as giving to any Member, Employee (or any beneficiary of either), or other person, any legal or equitable right against the Employer or any officer, director or employee thereof; and in no event shall the terms and conditions of employment by the Employer of any Employee be modified or in any way affected by this Plan.

         16.11 Construction. The respective terms and provisions of the Plan shall be construed, whenever possible, to be in conformity with the requirements of the Code and ERISA, or any subsequent laws or amendments thereto. To the extent not in conflict with the preceding sentence, the construction and administration of the Plan shall be in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York (without reference to its conflicts of law provisions).

         16.12 Incompetency. In the event that the Committee finds that a Member (or designated Beneficiary) is unable to care for his or her affairs because of illness or accident, then benefits payable hereunder, unless claim has been made therefor by a duly appointed guardian, committee, or other legal representative, may be paid in such manner as the Committee shall determine, and the application thereof shall be a complete discharge of all liability for any payments or benefits to which such Member (or designated Beneficiary) was or would have been otherwise entitled under this Plan.

         16.13 Payments to a Minor. Any payments to a minor from this Plan may be paid by the Committee in its sole and absolute discretion (a) directly to such minor; (b) to the legal or natural guardian of such minor; or (c) to any other person, whether or not appointed guardian of the minor, who shall have the care and custody of such minor. The receipt by such individual shall be a complete discharge of all liability under the Plan therefor.

         16.14 Headings. The headings of the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.

                            EXHIBIT A

  Calculation of a Member's Employer Allocation for a Plan Year

          If the Company makes an Employer Allocation for a Plan Year pursuant to Section 3.3 of the Plan, such Employer Allocation shall be allocated among the Members of the Plan who are in the employ of the Employer on the last day of the Plan Year and among Members whose death, Disability or Retirement shall have occurred during such Plan Year or who have been granted an Approved Absence during such Plan Year which has not expired as of the last day of the Plan Year. Such allocation shall be credited to the account of each such Member as of the end of such Plan Year in an amount determined by following the following two steps:

          (1) Compute the amount resulting under the following schedule:
Portion of
Member's
Compensation for
Plan Year
Member's Allocation (Percentage
on Such Portion of Compensation)
19891990199119921993-1994

First $15,0009
.00 per cent
9.50 per cent9.75 per cent9.75 per cent

9.75 per cent$15,000 to
40,000
8.00 per cent8.50 per cent9.00 per cent9.00 per cent

9.00 per cent$40,000 to
$65,000
7.50 per cent7.50 per cent7.50 per cent7.50 per cent

7.50 per cent$65,001 to
$90,000
6.50 per cent6.50 per cent6.50 per cent6.50 per cent

6.50 per cent$90,001 to
$100,000
5.50 per cent5.50 per cent5.50 per cent

5.50 per cent5.50 per cent

Over $100,000
0.0 per cent
0.0 per cent

0.0 per cent0.0 per cent0.0 per cent
          (2) Reduce the amount computed under step 1 by the dollar value of the "Flex Credits" (as defined in the Flex Fund) previously allocated to the Member under the Flex Fund during the Plan Year for which the allocation under step 1 is made.

               For purposes of this Exhibit A, a Member's
               Compensation for any Plan Year shall be the amount of Compensation which such Member earned during such Plan Year; provided, however, that any Compensation earned by the Member during the period preceding the date as of which such Member met the eligibility requirement for such contributions, as set forth in Section 2.1(b), shall be disregarded.

               Notwithstanding the foregoing, the Board may, by resolution, revise the allocation schedule set forth in this Exhibit A on an annual basis or at such other times as the Board shall determine.


         EXHIBIT B

         Special Provisions for Former SafraBank Florida and SafraBank California Employees

          The following are special rules that apply with respect to the account balances of former SafraBank Florida and SafraBank California Employees (collectively "Safra Employee") transferred from the Safra Corp. Tax Deferred Savings Profit Sharing Trust (the "Safra Plan") to the Plan (the "Transferred Amount"); subject to the provisions set forth in E. below, earnings on such account balances that accrue after they have been transferred to the Plan and additional contributions to the Plan with respect to such Employees are governed by the distribution requirements, investment options and other rules of this Plan.

     A.   Distribution Options:

          Subject to C. below, within the 90-day period ending on the date that a Safra Employee's benefits under the Plan are scheduled to commence, such Safra Employee may elect to receive his Transferred Amount under the following options (in addition to the distribution options offered under the Plan), if his Account Balance under the Plan at his termination of employment from the Employer is greater than $3,500:

          1.   Lump sums;

          2.   Single life annuity;

          3.   10-year period certain life annuity;

          4. 50 per cent or 100 per cent joint and survivor annuity, for Safra Employees who are married on the date that benefits are scheduled to commence; and

          5. Monthly, quarterly, semi-annual, or annual cash installments over a 10 year period certain.

          Balances less than $3,500 will be distributed in the form of a lump sum as soon as practicable following the Safra Employee's termination of employment with the Employer.

     B.   In-Service Withdrawals:

          Safra Employees shall have the right to receive in-service withdrawals after age 59 per cent and in-service withdrawals of pre-1987 employee contributions included in the Transferred Amount.

     C.   Special Provisions for Married Safra Employees Who
          Elect Life Annuity Forms:

          Notwithstanding the foregoing, if a Safra Employee is married on the date his benefits from the Plan are scheduled to commence from the Plan and he elects to receive his Transferred Amount either in the form of a single life annuity or in the form of a 10-year period certain life annuity, such Member shall be subject to the following rules:

          1. 50 per cent Joint and Survivor Annuity is Normal Form. The Safra Employee shall receive his benefits in the form of a 50 per cent joint and survivor annuity unless he elects to waive such benefit form in the manner described in subparagraph 2. below.

          2. Right to Waive. Such Safra Employee may elect at any time during the applicable election period (as defined below) to waive payment of the 50 per cent joint and survivor annuity and to receive his benefits under any of the other forms described in paragraph A. above. The waiver shall set forth the information regarding the alternative designated Beneficiary and/or form of benefit payment which must be consented to by the Safra
               Employee's spouse in accordance with subparagraph
               3. of this Paragraph C.; provided, however, that, consistent with Section 1.401(a)-20, Q&A 16, of the Treasury Regulations, no spousal consent shall be required if the Safra Employee elects the 100 per cent joint and survivor annuity form under which the Safra Employee's spouse is the Safra Employee's designated Beneficiary. A Safra Employee may revoke any such waiver at any time during the applicable election period.

          3. Spouse's Consent. No waiver elected under subparagraph 2. shall be effective unless the Safra Employee's spouse consents in writing to such waiver, the terms of such consent acknowledge the effect of the waiver, and the waiver is witnessed by a representative of the Committee or a notary public. The spouse's consent to such waiver shall be irrevocable.

               The provisions of the preceding paragraph shall not be applicable if the Committee is satisfied that the required consent cannot be obtained because the Safra Employee does not have a spouse, because the spouse cannot be located, or because or such other circumstances as the Secretary of the Treasury may prescribe by regulations.

               The spouse's consent shall be effective only with respect to the alternative Beneficiary and/or form of benefit payment set forth in the waiver form; provided, however, that the spouse may execute a general consent to waive the 50 per cent joint and survivor annuity and change the designated Beneficiary and/or the optional form of benefit payment without any requirement of further consent by such spouse. Such consent shall provide that the spouse acknowledges that such spouse has the right to limit consent to a specific Beneficiary and/or form of benefit payment and that the spouse voluntarily elects to relinquish either or both of such rights. In addition, a spouse may execute a general consent that is limited to specific Beneficiaries and/or form of benefit payments. If spousal consent is obtained or if, in accordance with the previous paragraph, it is established that such consent cannot be obtained, then such Safra Employee may from time to time, subject to the consent form executed by the Safra Employee's spouse, designate or change a Beneficiary or Beneficiaries under the Plan to receive the distribution of the Safra Employee's Transferred Amount and/or change the form in which he will receive such Transferred Amount under the Plan.

          4. Applicable Election Period. The term "applicable election period" for the purposes of the 50 per cent joint and survivor annuity means the ninety (90) day period ending on the date the Safra Employee's benefits are scheduled to commence.

          5. Required Information - 50 per cent Joint and Survivor Annuity. The Committee shall provide to each Safra Employee subject to the provisions of this Paragraph C., no less than 30 days and no more than 90 days before the date the Safra Employee's benefits are scheduled to commence, a written explanation of:

               a. the terms and conditions of the 50 per cent joint and survivor annuity;

               b. the Safra Employee's right to make, and the effect of an election to waive, the 50 per cent joint and survivor annuity;

               c. the rights of the Safra Employee's spouse under subparagraph 3.; and

               d.   the right to make, and the effect of a
                    revocation of, an election under
                    subparagraph 2.

     D.   Qualified Preretirement Survivor Annuity:

     If a Safra Employee elects to receive a distribution of his Transferred Amount either in the form of a single life annuity or in the form of a 10-year period certain life annuity, and such Safra Employee dies prior to the date his benefits are scheduled to commence, the surviving spouse of the Safra Employee shall receive the Qualified Preretirement Survivor Annuity benefit described in Section 417(c)(2) of the Code which is a life annuity, the actuarial equivalent of which is not less than 50 percent of the value of the Transferred Amount. The remaining portion of the Transferred Amount may be transferred to the Safra Employee's designated nonspouse Beneficiary.

     E.   Separate Accounting:

     If a Safra Employee elects to receive a distribution of his Transferred Amount either in the form of a single life annuity or in the form of a 10-year certain life annuity, a separate account shall be established promptly following such election to reflect the Transferred Amount. Gains, losses, and other charges and credits accruing thereafter shall be allocated among the separate account holding the Transferred Amount and the balance of the Safra Employee's Account Balance under the Plan on a pro rata basis. All amounts held in the separate account shall be treated in accordance with the rules relating to the Transferred Amount under this Exhibit B.

                        TABLE OF CONTENTS



                                                             Page


INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . .  2
     1.1   "Account Balance" . . . . . . . . . . . . . . . . .  2
     1.2   "Actual Contribution Percentage". . . . . . . . . .  2
     1.3   "Actual Deferral Percentage". . . . . . . . . . . .  2
     1.4   "After-Tax Employee Contributions". . . . . . . . .  2
     1.5   "Annual Additions". . . . . . . . . . . . . . . . .  2
     1.6   "Approved Absence". . . . . . . . . . . . . . . . .  2
     1.7   "Beneficiary" . . . . . . . . . . . . . . . . . . .  2
     1.8   "Board" . . . . . . . . . . . . . . . . . . . . . .  2
     1.9   "Code". . . . . . . . . . . . . . . . . . . . . . .  2
     1.10  "Committee" . . . . . . . . . . . . . . . . . . . .  3
     1.11  "Company" . . . . . . . . . . . . . . . . . . . . .  3
     1.12  "Compensation". . . . . . . . . . . . . . . . . . .  3
     1.13  "Date of Hire". . . . . . . . . . . . . . . . . . .  4
     1.14  "Defined Benefit Plan Fraction" . . . . . . . . . .  4
     1.15  "Defined Contribution Plan Fraction". . . . . . . .  4
     1.16  "Disability". . . . . . . . . . . . . . . . . . . .  4
     1.17  "Earnings". . . . . . . . . . . . . . . . . . . . .  4
     1.18  "Effective Date". . . . . . . . . . . . . . . . . .  4
     1.19  "Employee". . . . . . . . . . . . . . . . . . . . .  4
     1.20  "Employer". . . . . . . . . . . . . . . . . . . . .  4
     1.21  "Employer Allocation" . . . . . . . . . . . . . . .  5
     1.22  "ERISA" . . . . . . . . . . . . . . . . . . . . . .  5
     1.23  "Family Member" . . . . . . . . . . . . . . . . . .  5
     1.24  "Flex Fund" . . . . . . . . . . . . . . . . . . . .  5
     1.25  "Flex Fund Elective Deferral" . . . . . . . . . . .  5
     1.26  "Forfeitures" . . . . . . . . . . . . . . . . . . .  5
     1.27  "Highly Compensated Employee" . . . . . . . . . . .  5
     1.28  "Hour of Service" . . . . . . . . . . . . . . . . .  5
     1.29  "Investment Option" . . . . . . . . . . . . . . . .  6
     1.30  "Key Employee". . . . . . . . . . . . . . . . . . .  6
     1.31  "Member". . . . . . . . . . . . . . . . . . . . . .  6
     1.32  "Nonhighly Compensated Employee". . . . . . . . . .  6
     1.33  "Normal Retirement Age" . . . . . . . . . . . . . .  6
     1.34  "One Year Period of Severance". . . . . . . . . . .  6
     1.35  "Period of Absence" . . . . . . . . . . . . . . . .  6
     1.36  "Period of Service" . . . . . . . . . . . . . . . .  6
     1.37  "Period of Severance" . . . . . . . . . . . . . . .  7
     1.38  "Personal Contributions". . . . . . . . . . . . . .  7
     1.39  "Plan". . . . . . . . . . . . . . . . . . . . . . .  7
     1.40  "Plan Year" . . . . . . . . . . . . . . . . . . . .  7
     1.41  "Projected Annual Benefit". . . . . . . . . . . . .  7
     1.42  "Qualified Nonelective Contributions" . . . . . . .  8
     1.43  "Restatement Date". . . . . . . . . . . . . . . . .  8
     1.44  "Retirement". . . . . . . . . . . . . . . . . . . .  8
     1.45  "Savings Plan Contributions". . . . . . . . . . . .  8
     1.46  "Severance from Service Date" . . . . . . . . . . .  8
     1.47  "Top Heavy" . . . . . . . . . . . . . . . . . . . .  8
     1.48  "Trust or Trust Fund" . . . . . . . . . . . . . . .  8
     1.49  "Trustee" . . . . . . . . . . . . . . . . . . . . .  8
     1.50  "Valuation Date". . . . . . . . . . . . . . . . . .  8

ARTICLE II     PARTICIPATION . . . . . . . . . . . . . . . . .  9
     2.1   Eligibility for Participation . . . . . . . . . . .  9
     2.2   Transferred Bankers Trust Employees . . . . . . . . 10
     2.3   Williamsburgh Savings Bank Employees. . . . . . . . 11
     2.4   Manhattan Savings Bank Employees. . . . . . . . . . 11
     2.5   SafraBank Florida Employees . . . . . . . . . . . . 11
     2.6   SafraBank California Employees. . . . . . . . . . . 11

ARTICLE III    CONTRIBUTIONS . . . . . . . . . . . . . . . . . 12
     3.1   Savings Plus Contributions. . . . . . . . . . . . . 12
     3.2   Flex Fund Elective Deferral . . . . . . . . . . . . 13
     3.3   Employer Allocations. . . . . . . . . . . . . . . . 14
     3.4   After-Tax Employee Contributions. . . . . . . . . . 14
     3.5   Personal Contributions. . . . . . . . . . . . . . . 15
     3.6   Qualified Nonelective Contributions . . . . . . . . 15
     3.7   Transferred Bankers Trust Employees . . . . . . . . 16
     3.8   Williamsburgh Savings Bank Employees. . . . . . . . 16
     3.9   Manhattan Savings Bank Employees. . . . . . . . . . 17
     3.10  Payment of Contributions. . . . . . . . . . . . . . 17
     3.11  Special Rule for Deferrals. . . . . . . . . . . . . 17

ARTICLE IV     LIMITATIONS ON CONTRIBUTIONS. . . . . . . . . . 18
     4.1   Maximum Dollar Amount of Savings Plus
           Contributions and/or Flex Fund Elective
           Deferrals . . . . . . . . . . . . . . . . . . . . . 18
     4.2   Actual Deferral Percentage Test . . . . . . . . . . 19
     4.3   Actual Contribution Percentage Test . . . . . . . . 25
     4.4   Maximum Annual Additions. . . . . . . . . . . . . . 31
     4.5   Definition of Highly Compensated Employee . . . . . 34
     4.6   Effective Date. . . . . . . . . . . . . . . . . . . 36

ARTICLE V      ACCOUNTS AND VESTING. . . . . . . . . . . . . . 37
     5.1   Personal Contributions Account. . . . . . . . . . . 37
     5.2   After-Tax Employee Contribution Account . . . . . . 37
     5.3   Savings Plus Account. . . . . . . . . . . . . . . . 37
     5.4   Flex Fund Elective Deferral Account . . . . . . . . 37
     5.5   Qualified Nonelective Contribution Account. . . . . 37
     5.6   Employer Allocation Account . . . . . . . . . . . . 37
     5.7   Termination of Employment . . . . . . . . . . . . . 37
     5.8   Forfeitures . . . . . . . . . . . . . . . . . . . . 37
     5.9   Reemployment. . . . . . . . . . . . . . . . . . . . 38
     5.10  Accounts. . . . . . . . . . . . . . . . . . . . . . 39
     5.11  Statement of Accounts . . . . . . . . . . . . . . . 40

ARTICLE VI     DISTRIBUTIONS . . . . . . . . . . . . . . . . . 41
     6.1   In General. . . . . . . . . . . . . . . . . . . . . 41
     6.2   Methods of Distribution . . . . . . . . . . . . . . 41
     6.3   Hardship and Other In Service Distributions . . . . 46
     6.4   Distribution Upon Plan Termination. . . . . . . . . 50
     6.5   Withdrawal of Personal Contributions and After-
           Tax Employee Contributions. . . . . . . . . . . . . 50

ARTICLE VII    TOP-HEAVY PROVISIONS. . . . . . . . . . . . . . 52
     7.1   Definition of Top-Heavy . . . . . . . . . . . . . . 52
     7.2   Definition of Key Employee and Non-Key Employee . . 53
     7.3   Reduced Limitation. . . . . . . . . . . . . . . . . 54

ARTICLE VIII   INVESTMENTS . . . . . . . . . . . . . . . . . . 55
     8.1   Investment Elections. . . . . . . . . . . . . . . . 55
     8.2   Valuation of Investment Units . . . . . . . . . . . 57
     8.3   Investment Option Transfers . . . . . . . . . . . . 58
     8.4   Fractional Investment Units . . . . . . . . . . . . 58
     8.5   Additional Dates for Investment Election. . . . . . 58
     8.6   Special Investment Rules for the April 1, 1995
           Calendar Quarter. . . . . . . . . . . . . . . . . . 58
     8.7   Member-Directed Investments Under Section 404(c)
           of ERISA. . . . . . . . . . . . . . . . . . . . . . 59
     8.8   Miscellaneous Provisions Regarding Investment of
           Assets. . . . . . . . . . . . . . . . . . . . . . . 60
     8.9   Construction of this Article. . . . . . . . . . . . 60


ARTICLE IX     MANDATORY DISTRIBUTIONS AND DISTRIBUTIONS
               AFTER DEATH . . . . . . . . . . . . . . . . . . 61
     9.1   Mandatory Distributions . . . . . . . . . . . . . . 61
     9.2   Distributions After Death . . . . . . . . . . . . . 61
     9.3   Life Expectancy . . . . . . . . . . . . . . . . . . 62
     9.4   Prior Election. . . . . . . . . . . . . . . . . . . 62
     9.5   Code Section 401(a)(9) Incorporated by Reference. . 62
     9.6   Missing Members . . . . . . . . . . . . . . . . . . 62
     9.7   Designation of Beneficiary. . . . . . . . . . . . . 63
     9.8   Proof of Death and Beneficiary. . . . . . . . . . . 64
     9.9   Commutation of Payments to Estate . . . . . . . . . 64


ARTICLE X      THE TRUST FUND. . . . . . . . . . . . . . . . . 65
     10.1  Trust . . . . . . . . . . . . . . . . . . . . . . . 65
     10.2  Investment Manager. . . . . . . . . . . . . . . . . 65


ARTICLE XI     ROLLOVERS AND TRANSFERS . . . . . . . . . . . . 66
     11.1  Rollover Amounts. . . . . . . . . . . . . . . . . . 66
     11.2  Trustee to Trustee Transfers. . . . . . . . . . . . 67
     11.3  Limitation Regarding Transfers. . . . . . . . . . . 67
     11.4  Direct Rollover Distribution to an Eligible
           Retirement Plan . . . . . . . . . . . . . . . . . . 67


ARTICLE XII    ADMINISTRATION. . . . . . . . . . . . . . . . . 69
     12.1  Employee Benefits and Compensation Committee. . . . 69
     12.2  Duties of the Committee . . . . . . . . . . . . . . 69
     12.3  Powers of the Committee . . . . . . . . . . . . . . 69


ARTICLE XIII   MORE THAN ONE EMPLOYER. . . . . . . . . . . . . 72
     13.1  Merger of Plans . . . . . . . . . . . . . . . . . . 72
     13.2  Inclusion of Employers and Cessation of Employer
           Status. . . . . . . . . . . . . . . . . . . . . . . 72
     13.3  Transfer of Employees Between Employers . . . . . . 72
     13.4  Successor Employers . . . . . . . . . . . . . . . . 72


ARTICLE XIV    AMENDMENT AND TERMINATION . . . . . . . . . . . 73
     14.1  Amendment . . . . . . . . . . . . . . . . . . . . . 73
     14.2  Termination . . . . . . . . . . . . . . . . . . . . 73


ARTICLE XV     VOTING AND OTHER RIGHTS . . . . . . . . . . . . 74
     15.1  Voting. . . . . . . . . . . . . . . . . . . . . . . 74
     15.2  Tender or Exchange Offer. . . . . . . . . . . . . . 74
     15.3  Member is Named Fiduciary . . . . . . . . . . . . . 75
     15.4  Effective Date. . . . . . . . . . . . . . . . . . . 75


ARTICLE XVI    MISCELLANEOUS . . . . . . . . . . . . . . . . . 76
     16.1  Rights of Members . . . . . . . . . . . . . . . . . 76
     16.2  Qualified Domestic Relations Order. . . . . . . . . 76
     16.3  Return of Contributions . . . . . . . . . . . . . . 79
     16.4  No Diversion. . . . . . . . . . . . . . . . . . . . 79
     16.5  Commencement of Benefits. . . . . . . . . . . . . . 79
     16.6  Benefits Paid Solely from Trust Fund. . . . . . . . 80
     16.7  Gender. . . . . . . . . . . . . . . . . . . . . . . 80
     16.8  Law Governing . . . . . . . . . . . . . . . . . . . 80
     16.9  Illegal Provisions. . . . . . . . . . . . . . . . . 80
     16.10 No Additional Rights Created. . . . . . . . . . . . 80
     16.11 Construction. . . . . . . . . . . . . . . . . . . . 80
     16.12 Incompetency. . . . . . . . . . . . . . . . . . . . 80
     16.13 Payments to a Minor . . . . . . . . . . . . . . . . 81
     16.14 Headings. . . . . . . . . . . . . . . . . . . . . . 81


EXHIBITS

A    Calculation of a Member's Employer Allocation for a
     Plan Year

B    Special Provisions for Former SafraBank Florida and
     SafraBank California Employees